Exhibit 99.2

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective June 14, 2017 between JPMorgan Chase Bank, National Association, as seller (the “Mortgage Loan Seller”), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the “Purchaser”).

The Mortgage Loan Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the commercial, multifamily and, if applicable, manufactured housing mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (the “Mortgage Loan Schedule”).

It is expected that the Mortgage Loans will be transferred, together with other commercial, multifamily and, if applicable, manufactured housing mortgage loans (such Mortgage Loans, the “Other Mortgage Loans”) to the DBJPM 2017-C6 Mortgage Trust, a trust fund (the “Trust Fund”) to be formed by the Purchaser, the beneficial ownership of which will be evidenced by a series of commercial mortgage pass-through certificates (the “Certificates”). The offer and sale of certain classes of the Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of Certificates (the “Non-Registered Certificates”) will not be registered under the Securities Act. The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement, dated as of June 1, 2017 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (in such capacity, the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), and special servicer (in such capacity, the “Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), certificate administrator (in such capacity, the “Certificate Administrator”), custodian and paying agent, Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”).

The Purchaser intends to sell the Registered Certificates to Deutsche Bank Securities Inc. (“DBS”), J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) and Academy Securities, Inc. (together with DBS, JPMS and Barclays, in their capacities as underwriters, the “Underwriters”) pursuant to an underwriting agreement, dated as of June 14, 2017 (the “Underwriting Agreement”). The Purchaser intends to sell the Non-Registered Certificates (other than the VRR Interest) to DBS and JPMS (in their capacities as initial purchasers, the “Initial Purchasers” and, together with the Underwriters, the “Principals”) pursuant to a certificate purchase agreement dated as of June 14, 2017 (the “Certificate Purchase Agreement”). Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement (in effect as of the Closing Date) or, if not defined therein, in the Indemnification Agreement, dated as of June 14, 2017 (the “Indemnification Agreement”), among the Mortgage Loan Seller, the Purchaser and the Principals.

The Purchaser intends to transfer the VRR Interest to (or at the direction of) German American Capital Corporation.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.     Agreement to Purchase.

Subject to the terms and conditions set forth in this Agreement, the Mortgage Loan Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser upon receipt of the Mortgage Loan Purchase Price referred to in this Section 1, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on or about June 29, 2017 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance (the “Aggregate Cut-off Date Balance”), after application of all payments of principal due thereon on or before the Cut-off Date, whether or not received, of $537,723,424, subject to a variance of plus or minus 5.0%. The purchase price of the Mortgage Loans (inclusive of accrued interest and exclusive of the Mortgage Loan Seller’s share of the costs set forth in Section 9 hereof) (the “Mortgage Loan Purchase Price”) shall be equal to the amount set forth in (and subject to the adjustments contemplated by) the bill of sale (substantially in the form of Exhibit F to this Agreement), to be entered into between the Mortgage Loan Seller and the Purchaser in connection with this Agreement and the issuance of the Certificates (the “Bill of Sale”).

Section 2.     Conveyance of Mortgage Loans.

(a)          On the Closing Date, subject only to receipt by the Mortgage Loan Seller of the Mortgage Loan Purchase Price, the satisfaction of the other closing conditions required to be satisfied on the part of Purchaser pursuant to Section 7 and the issuance of the Certificates, the Mortgage Loan Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, and without limiting Section 4(a) hereof without recourse, all the right, title and interest of the Mortgage Loan Seller from and after the Closing Date in and to the following property whether now owned or existing or hereafter acquired or arising (the “Covered Assets”): the Mortgage Loans identified on the Mortgage Loan Schedule, including all rights to payment in respect thereof, which, notwithstanding the foregoing, includes all interest and principal received or receivable by the Mortgage Loan Seller on or with respect to the Mortgage Loans after the Cut-off Date (subject to the proviso in the next sentence), together with all of the Mortgage Loan Seller’s right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, subject to (i) that certain Servicing Rights Appointment Agreement, dated as of June 29, 2017, between the Master Servicer and the Mortgage Loan Seller, (ii) the rights of any related Companion Loan Noteholder pursuant to the related Intercreditor Agreement, if any, and (iii) any Other Pooling and Servicing Agreement related to a Non-Serviced Whole Loan, if any. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Mortgage Loan Seller, the Mortgage Loan Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the

Cut-off Date; provided, however, that all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Mortgage Loan Seller, and the Purchaser or its successors or assigns shall promptly remit any such payments to the Mortgage Loan Seller.

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 2(a) serve as an assignment and assumption agreement between the Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee. Accordingly, the Mortgage Loan Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Mortgage Loan Seller in, to and arising out of the related Intercreditor Agreement (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) with respect to the related Intercreditor Agreement from and after the Closing Date. In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Within 45 days after the Closing Date or, without limiting the requirements of the first paragraph of Section 2(d), after such later date on which the Mortgage Loan Seller has received all the missing filing/recording information, the Mortgage Loan Seller shall, or shall at the expense of the Mortgage Loan Seller cause a third party vendor (which may be the Trustee, Certificate Administrator or Custodian pursuant to the Pooling and Servicing Agreement or otherwise) to, except in the case of any Mortgage Loan that is a Non-Serviced Mortgage Loan, (1) complete (to the extent necessary) and submit for recording (in favor of the Trustee in the following form: “Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of DBJPM 2017-C6 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-C6” (in such capacity and, with respect to any Serviced Whole Loan, on behalf of any related Serviced Companion Loan Noteholders)) in the appropriate public recording office (a) each Assignment of Mortgage referred to in clause (iii) of Section 2.01(a) of the Pooling and Servicing Agreement which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in clause (viii)(B) of Section 2.01(a) of the Pooling and Servicing Agreement (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in clause (v)(B) and (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement which has not yet been submitted for filing or recording. Each such document shall reflect that the recorded original should be returned by the public recording office to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following recording, and each such document shall reflect that the file copy thereof should be returned to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, the Custodian shall use commercially reasonable efforts to obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. In the event that any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including, without limitation, the Trustee) for recording or filing, as appropriate, at the Mortgage Loan Seller’s expense. In the event that the Mortgage Loan Seller receives the original recorded or filed copy, the Mortgage Loan Seller shall, or shall cause a third party vendor or any other party under its control to, promptly upon receipt of the original recorded or filed copy (and in no event later than 5 Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon. Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Mortgage Loan Seller shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits.

On the Closing Date, upon (i) notification from the Mortgage Loan Seller that the Mortgage Loan Purchase Price referred to in Section 1 has been received by the Mortgage Loan Seller and (ii) the issuance of the Certificates, the Purchaser shall be authorized to release to the Certificate Administrator or its designee all of the Mortgage Files in the Purchaser’s possession relating to the Mortgage Loans.

(b)           In connection with the Mortgage Loan Seller’s assignment pursuant to subsection (a) above, and subject to subsections (c) and (d) below, the Mortgage Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, the documents and/or instruments referred to in clauses (i), (ii), (vii), (xi) and (xix) of Section 2.01(a) of the Pooling and Servicing Agreement for each Mortgage Loan so assigned (with originals with respect to clause (i) and copies with respect to clauses (ii), (vii), (xi) and (xix)) and, except as otherwise provided in Section 2(d) below, within 30 days following the Closing Date, the remaining applicable documents required to be included in the Mortgage File (as defined below) for each such Mortgage Loan, with copies to the Master Servicer; provided that, with respect to a Mortgage Loan that is included in a Serviced Whole Loan, except for the Mortgage Note referred to in clause (i)(B) of Section 2.01(a) of the Pooling and Servicing Agreement, only a single original set of Loan Documents is required to be delivered. With respect to a Mortgage Loan that is a Non-Serviced Mortgage Loan, any assignments or other transfer documents referred to in the Mortgage File as being in favor of the Trustee shall instead be in favor of the applicable Other Trustee, and (1) if the Custodian is not also the related Non-Serviced Whole Loan Custodian, the preceding document delivery requirements will be met by the delivery by or on behalf of the Mortgage Loan Seller to the Custodian of copies of the documents specified in the Mortgage File (other than the Mortgage Note and intervening endorsements evidencing a Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the applicable Non-Serviced Mortgage Loan and copies of the companion notes, or (2) if the Custodian is also the related Non-Serviced Whole Loan Custodian, the preceding document delivery requirements shall be met by the delivery by the Mortgage Loan Seller to the Custodian of only the original Mortgage Note, intervening endorsements and intercreditor agreement evidencing such Non-Serviced Mortgage Loan (and, if any document specified in the Mortgage File was not required to be delivered in connection with the related Other Securitization, a copy of such document).

The “Mortgage File” with respect to each Mortgage Loan means, subject to the limitations, qualifications and exceptions set forth in this Agreement and Section 2.01 of the Pooling and Servicing Agreement, the documents and instruments listed in Section 2.01(a)(i)-(xxi) of the Pooling and Servicing Agreement.

(c)           If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in connection therewith in favor of the Certificate Administrator, the Trustee and the Custodian.

(d)           If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (iv), (v), (viii), (xiv) and (xvi) of Section 2.01(a) of the Pooling and Servicing Agreement and the UCC financing statements and UCC assignments of financing statements referred to in clause (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, by the applicable title insurance company or by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days after the Closing Date (or within such longer period after the Closing Date as the Custodian may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Mortgage Loan Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in clause (vii) of Section 2.01(a) of the Pooling and Servicing Agreement solely because such policy has not yet been issued, the delivery requirements of Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller has delivered to the Custodian a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing as binding by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Mortgage Loan Seller shall deliver to the Custodian or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof).

Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) and clause (xx) of Section 2.01(a) of the Pooling and Servicing Agreement, the Mortgage Loan Seller acknowledges that the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan) will hold the original of each such document in trust on behalf of the Trustee in order to draw on such letter of credit on behalf of the Trust and the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Agreement by delivering the original of each such document to the Master Servicer. The Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter of credit required (which assignment or amendment shall, except in the case of a Non-Serviced Mortgage Loan, change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) in order for the Master Servicer to draw on such letter of credit on behalf of the Trust. In the event that the documents specified in clause (xx) of Section 2.01(a) of the Pooling and Servicing Agreement are missing with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) because the related assignment or amendment documents have not been completed, the Mortgage Loan Seller shall take all reasonably necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

Contemporaneously with the execution of this Agreement by the Purchaser and the Mortgage Loan Seller, the Mortgage Loan Seller shall deliver a power of attorney substantially in the form of Exhibit C hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. The Mortgage Loan Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

(e)            Except as provided below, and except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, all documents and records in the Mortgage Loan Seller’s possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File but that are reasonably required to service the Mortgage Loans and copies of the documents in the Mortgage File (all such other documents and records, including Environmental Reports, as to any Mortgage Loan, the “Servicing File”), together with all escrow payments, reserve funds and other comparable funds in the possession of the Mortgage Loan Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Master Servicer pursuant to a written agreement between such parties) be delivered by the Mortgage Loan Seller (or its agent) to the Master Servicer (as the Purchaser’s designee) no later than the Closing Date; provided, however, that the Mortgage Loan Seller shall not be required to deliver, and the Servicing File shall not be deemed to include drafts of Loan Documents, attorney-client or internal communications of the Mortgage Loan Seller or its affiliates or Mortgage Loan Seller’s credit underwriting or due diligence analyses or related data (as distinguished from Environmental Reports, financial statements, credit reports, title reports, structural and engineering reports, appraisals and other reports, analyses or data provided by the Borrowers or third parties other than the Mortgage Loan Seller’s attorneys). If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Master Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Mortgage Loan Seller or its agent shall deliver a copy of the related Servicing File to the Master Servicer.

(f)            Each of the Mortgage Loan Seller and the Purchaser will treat, and their respective records will reflect, the transfer of the Mortgage Loans to the Purchaser as a sale, including for tax, accounting and any regulatory purposes. Following the transfer of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller will not take any action inconsistent with the ownership of the Mortgage Loans by the Purchaser or its assignees.

(g)           Furthermore, it is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Mortgage Loan Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Mortgage Loan Seller to Purchaser and not a pledge of the Mortgage Loans by Mortgage Loan Seller to Purchaser to secure a debt or other obligation of Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Mortgage Loan Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

(i)            this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

(ii)           the conveyance provided for in this Agreement shall hereby grant from Mortgage Loan Seller to Purchaser, and Mortgage Loan Seller hereby grants to Purchaser, a security interest in and to all of Mortgage Loan Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to the Covered Assets and all proceeds thereof;

(iii)          the possession by Purchaser or its assignee of the Mortgage Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

(iv)         notifications to Persons holding such property, and acknowledgments, receipts, confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law.

The Mortgage Loan Seller at the direction of the Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such. In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be reasonably necessary or appropriate to accomplish the foregoing.

(h)          It is further acknowledged and agreed by the Mortgage Loan Seller that the Purchaser intends to convey all right, title and interest of the Purchaser from and after the Closing Date in and to the Mortgage Loans and all rights and remedies under this Agreement (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement) to the Trustee on behalf of the Certificateholders, including, without limitation, all rights and remedies as may be available under Section 6 to the Purchaser in the event of a Material Breach or a Material Defect, and the Trustee on behalf of the Certificateholders, as assignee of the Purchaser, or such other party as may be specified in the Pooling and Servicing Agreement, shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a Material Breach or a Material Defect as if the Trustee on behalf of the Certificateholders had been an original party to this Agreement.

Section 3.     Examination of Mortgage Files and Due Diligence Review.

The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser’s right to pursue any remedy available in equity or at law under Section 6 for a breach of the Mortgage Loan Seller’s representations, warranties and covenants set forth in or contemplated by Section 4.

Section 4.     Representations, Warranties and Covenants of the Mortgage Loan Seller.

(a)           The Mortgage Loan Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit D with respect to each Mortgage Loan, subject to the exceptions set forth in Schedule D-1 to Exhibit D.

(b)           In addition, the Mortgage Loan Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

(i)            The Mortgage Loan Seller is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

(ii)           The execution and delivery of this Agreement by the Mortgage Loan Seller, and the performance of, and compliance with, the terms of this Agreement by the Mortgage Loan Seller, do not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affects the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement.

(iii)          The Mortgage Loan Seller has the full organizational power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)          This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, moratorium and other laws affecting the enforcement of creditors’ rights generally, including if the Mortgage Loan Seller is determined to be a “financial company” or an affiliate thereof under Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the powers of the Federal Deposit Insurance Corporation as receiver under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification or contribution for securities laws liabilities.

(v)           The Mortgage Loan Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement do not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

(vi)          No litigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller the outcome of which, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

(vii)         The Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other Person, other than the Purchaser, the Principals, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

(viii)        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance by the Mortgage Loan Seller of, or compliance by the Mortgage Loan Seller with, this Agreement, or the consummation by the Mortgage Loan Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Mortgage Loan Seller’s sale of the Mortgage Loans to the Purchaser pursuant to this Agreement, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Mortgage Loan Seller under this Agreement.

(ix)           Except for the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (such report, the “Accountant’s Due Diligence Report”), the Mortgage Loan Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Depositor) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Mortgage Loan Seller has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus. The Mortgage Loan Seller further represents and warrants that no portion of the Accountant’s Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Principals are third-party beneficiaries of the provisions set forth in this Section 4(b)(ix).

(c)            Upon discovery by any of the Mortgage Loan Seller or the parties to the Pooling and Servicing Agreement of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection (a) above and set forth in Exhibit D that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser or the Trustee on behalf of the Certificateholders, the party discovering such breach shall (if the discovering party is the Mortgage Loan Seller), or shall be required pursuant to the Pooling and Servicing Agreement (if the discovering party is a party to the Pooling and Servicing Agreement) to, give prompt written notice of such breach to the Mortgage Loan Seller and/or the other parties, as applicable.

(d)           With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trust or otherwise deliver a new comfort letter (or any new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trust, the Mortgage Loan Seller or its designee shall provide any such required notice or make any such required request to the related franchisor, with a copy of such notice or request to the Master Servicer, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisor that such Mortgage Loan has been transferred to the Trust and request a replacement comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

(e)           Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to (or as instructed by) the Depositor, together with an index identifying each such document delivered, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller;

(f)            Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall provide the Depositor (together with copies to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Asset Representations Reviewer, which copies may be sent by email to the addresses set forth for such parties in Section 12.05 of the Pooling and Servicing Agreement) with a certificate stating that (i) the Mortgage Loan Seller has delivered or caused to be delivered an electronic copy of the Diligence File for each Mortgage Loan, (ii) the Diligence File contains all documents and information required under the definition of “Diligence File” and (iii) the Diligence File is organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

(g)           Upon written request of the Asset Representations Reviewer (pursuant to Section 11.01(b)(ii) of the Pooling and Servicing Agreement), the Mortgage Loan Seller shall provide to the Asset Representations Reviewer (or the Special Servicer at its request) within 10 Business Days of the Mortgage Loan Seller’s receipt of such written request (which time period may be extended upon mutual agreement between the Mortgage Loan Seller and the Asset Representations Reviewer), copies of all relevant documents and records (including, but not limited to, records stored electronically on computer tapes, electronic discs, and similar media) requested by the Asset Representations Reviewer and in the possession of the Mortgage Loan Seller relating to the related Delinquent Loan, to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement; provided that the Mortgage Loan Seller shall not be required to deliver information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents or privileged or internal communications;

(h)           Upon the completion of an Asset Review with respect to each Mortgage Loan and within forty-five (45) days of the Mortgage Loan Seller’s receipt of a written invoice from the Asset Representations Reviewer, the Mortgage Loan Seller shall pay to the Asset Representations Reviewer the related Asset Representations Reviewer Asset Review Fee for such Asset Review;

(i)             The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Mortgage Loan Seller to pay the fees described under Section 4(h) above within 90 days of the Mortgage Loan Seller’s receipt of a written invoice from the Asset Representations Reviewer or (ii) any failure by the Mortgage Loan Seller to provide all documents and information required to be delivered by it pursuant to this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement); and

(j)             The Mortgage Loan Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.04 of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method.

  Section 5.     Representations, Warranties and Covenants of the Purchaser.

(a)            The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Mortgage Loan Seller that:

(i)             The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

(ii)            The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, do not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)           The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)           This Agreement, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)           The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vi)          No litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vii)         The Purchaser has not dealt with any broker, investment banker, agent or other Person, other than the Mortgage Loan Seller, the Principals and their respective affiliates, that may be entitled to any commission or compensation in connection with the purchase of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

(viii)        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the Purchaser’s execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

(ix)           The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Principals at least 6 Business Days before the first sale in the offering contemplated by the Prospectus; and (C) furnished each such Form 15G to the Commission on EDGAR at least 5 Business Days before the first sale in the offering contemplated by the Prospectus as required by Rule 15Ga-2.

(b)           Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Mortgage Loan Seller, the party discovering such breach shall give prompt written notice of such breach to the other party or parties hereto.

  Section 6.     Repurchases; Substitutions.

(a)            If the Purchaser discovers that any document constituting a part of a Mortgage File has not been delivered within the time periods provided for herein, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (each, a “Defect”), or discovers or receives notice of a breach of any representation or warranty of the Mortgage Loan Seller made pursuant to Section 4(a) of this Agreement with respect to any Mortgage Loan (a “Breach”), and if such Defect is a Material Defect or such Breach is a Material Breach, then the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund) shall give prompt written notice thereof to the Mortgage Loan Seller. If any such Defect or Breach materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser, or causes the related Mortgage Loan to be other than a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”), then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, however, that if any of the documents specified in clauses (i), (ii), (vii), (xi) and (xix) of Section 2.01(a) of the Pooling and Servicing Agreement is (subject to Sections 2(c) and 2(d) hereof) not delivered, and is certified as missing pursuant to Section 2.02 of the Pooling and Servicing Agreement, it shall be deemed a Material Defect. Promptly upon receiving written notice of any Material Defect or Material Breach with respect to a Mortgage Loan, accompanied by a written demand to take the actions contemplated by this sentence, the Mortgage Loan Seller shall, not later than 90 days from the Mortgage Loan Seller’s receipt from the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund) of notice of, and demand to take action with respect to, such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” as described in the preceding sentence, not later than 90 days after any party to the Pooling and Servicing Agreement discovers such Material Defect or Material Breach, provided that the Mortgage Loan Seller has received notice in accordance with the terms of the Pooling and Servicing Agreement) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (other than with respect to a Whole Loan, for which no substitution shall be permitted) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date); provided that if (i) such Material Defect or Material Breach (other than one relating to a deemed Material Defect under the proviso to the immediately preceding sentence) is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions, (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, and (iv) the Mortgage Loan Seller has delivered to the Master Servicer, the Special Servicer, the Certificate Administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the Trustee, the Operating Advisor, the Asset Representations Reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reason the cure was not effected within the initial 90-day period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualified Substitute Mortgage Loan. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, the Mortgage Loan Seller agrees that any Defect as such term is defined in the related controlling Other Pooling and Servicing Agreement (other than a Defect related to the promissory note for the related Companion Loan) will constitute a Defect under this Agreement.

No delay in either the discovery of a Material Defect or Material Breach on the part of any party to the Pooling and Servicing Agreement or in providing notice of such Material Defect or Material Breach shall relieve the Mortgage Loan Seller of its obligation to repurchase the related Mortgage Loan (if it is otherwise required to do so under this Agreement) unless (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect or Material Breach, (ii) such delay is the result of the failure by a party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect or Material Breach (knowledge shall not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the Mortgage Loan Seller from curing such Material Defect or Material Breach and (iii) provided that the Mortgage Loan Seller is afforded a cure period of 90 days from the Mortgage Loan Seller’s receipt of notice thereof, such Material Defect or Material Breach did not relate to a Mortgage Loan not being a “qualified mortgage” as described in this section.

If the Mortgage Loan Seller is notified of a Defect in any Mortgage File that also affects information set forth in the Mortgage Loan Schedule, the Mortgage Loan Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes. Subject to the immediately preceding paragraph, the failure of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee to notify the Mortgage Loan Seller of a Material Defect or Material Breach shall not constitute a waiver of any cure or repurchase obligation, provided that the Mortgage Loan Seller must receive written notice thereof as described in this Section 6(a) before commencement of the Initial Resolution Period.

If (x) there exists a Breach of any representation or warranty on the part of the Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 of Exhibit D to this Agreement relating to fees and expenses payable by the Borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Borrower to pay such fees and expenses, then, upon receipt of notice from the Master Servicer or Special Servicer, the Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of the Mortgage Loan Seller’s receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Mortgage Loan Seller shall not be obligated to repurchase or otherwise cure such Breach.

Notwithstanding the foregoing provisions of this Section 6(a), in lieu of the Mortgage Loan Seller performing its obligations with respect to any Material Breach or Material Defect provided in the three preceding paragraphs, to the extent that the Mortgage Loan Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing, with the consent of the Controlling Class Representative) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Purchaser (or its assignee) that would be deemed sufficient to compensate the Purchaser (or its assignee) for a Material Breach or Material Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3) (without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”), may not be cured by a Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller shall be deemed to have cured such Material Breach or Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Defect, and the Mortgage Loan Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Breach or Material Defect.

(b)           In connection with any repurchase of, or substitution for, a Mortgage Loan contemplated by this Section 6:

(i)            the Custodian, the Master Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Loan), pursuant to the Pooling and Servicing Agreement, shall each be required to tender to the Mortgage Loan Seller, and the Mortgage Loan Seller shall be entitled to receive therefrom, all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and any and all other documents pertaining to such Mortgage Loan possessed by it, upon delivery:

(A)        to the Master Servicer or the Special Servicer, as applicable, of a trust receipt, and

(B)        to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price or the Substitution Shortfall Amount from the Mortgage Loan Seller;

(ii)            each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Mortgage Loan Seller, as the case may be, to the Mortgage Loan Seller as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of each Removed Mortgage Loan to the extent such ownership was transferred to the Trustee; and

(iii)           the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause the release of, any escrow payments and reserve funds held by or on behalf of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, in respect of such Removed Mortgage Loan(s) to the Mortgage Loan Seller.

(c)           This Section 6 provides the sole remedies with respect to the Mortgage Loans available to the Purchaser, and its successors and permitted assigns (i.e., the Trustee and the holders of the Certificates) in respect of any Defect in a Mortgage File or any Breach. If the Mortgage Loan Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6, or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6, the Purchaser may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Mortgage Loan Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Mortgage Loan Seller to cure, to repurchase, or to substitute for, any

Mortgage Loan in accordance with this Section 6. To the extent the Mortgage Loan Seller prevails in such proceeding, the Purchaser shall reimburse the Mortgage Loan Seller for all necessary and reasonable costs and expenses incurred in connection with such proceeding.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each Rating Agency then rating the Certificates shall have provided a Rating Agency Confirmation with respect to such release.

(d)           As to any Qualified Substitute Mortgage Loan, at the direction of the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), the Mortgage Loan Seller shall deliver to the Custodian for such Qualified Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Mortgage Note endorsed as required by clause (i) of Section 2.01(a) of the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, Monthly Payments due with respect to Qualified Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of repurchase or substitution, distributions to Certificateholders pursuant to the Pooling and Servicing Agreement will include the Monthly Payment(s) due on the related Removed Mortgage Loan and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and the Mortgage Loan Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

In any month in which the Mortgage Loan Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Removed Mortgage Loans, pursuant to this Agreement, the Master Servicer will determine the applicable Substitution Shortfall Amount. At the direction of the Certificate Administrator, the Mortgage Loan Seller shall deposit, or deliver to the Master Servicer for deposit, into the Collection Account cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualified Substitute Mortgage Loans, without any reimbursement thereof. Any Mortgage Loan that is repurchased or replaced by the Mortgage Loan Seller pursuant to this Section 6 shall constitute a “Removed Mortgage Loan”.

(e)            If the Mortgage Loan Seller (i) receives from any Person (other than the Depositor) any Repurchase Communication of a Repurchase Request; (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives a Repurchase Communication of a Repurchase Request Withdrawal, then the Mortgage Loan Seller shall deliver notice thereof (each, a “Rule 15Ga-1 Notice”) to the Depositor within ten (10) Business Days of the Mortgage Loan Seller’s receipt thereof (or in the case of a rejection or Dispute, the occurrence or commencement, as applicable, thereof). Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request or the Repurchase Request Withdrawal was received, as applicable, and (iii) in the case of a Repurchase Request, the identity of the Person making such Repurchase Request and, if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

“Repurchase Communication” means, for purposes of this Section 6(e) only, any communication, whether oral or written, which need not be in any specific form.

(f)            The Mortgage Loan Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required pursuant to Rule 15Ga-1 under the Exchange Act to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. In connection with such filing, upon the request of the Mortgage Loan Seller, the Depositor shall provide to the Mortgage Loan Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Mortgage Loan Seller to complete and file such Form ABS-15G.

(g)           The Mortgage Loan Seller agrees that a Rule 15Ga-1 Notice Provider will not, in connection with providing the Mortgage Loan Seller with any Rule 15Ga-1 Notice (for purposes of this Section 6(g) only, as defined in the Pooling and Servicing Agreement), be required to provide any information protected by the attorney-client privilege or attorney work product doctrines. In addition, the Mortgage Loan Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement is so provided only to assist the Mortgage Loan Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

(h)           Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6 shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Mortgage Loan Seller of, any Material Defect or Material Breach.

(i)             If any Breach pertains to a representation or warranty that the related Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Loan Document(s), then the Mortgage Loan Seller shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the

Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, the Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Borrower, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the Borrower shall promptly be returned to the Mortgage Loan Seller pursuant to Section 2.03(e), of the Pooling and Servicing Agreement.

  Section 7.     Closing.

The closing of the purchase and sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281 at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)            All of the representations and warranties of the Mortgage Loan Seller and the Purchaser specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

(ii)           All documents specified in Section 8 (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Mortgage Loan Seller hereunder or the rights of the Mortgage Loan Seller hereunder or thereunder) and other documents to be delivered by or on behalf of the Purchaser, to the Mortgage Loan Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)          The Mortgage Loan Seller shall have delivered and released to the Certificate Administrator, the Purchaser or the Purchaser’s designee, as the case may be, all documents and funds required to be so delivered on or before the Closing Date pursuant to Section 2;

(iv)          The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

(v)           All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(vi)          The Mortgage Loan Seller shall have received the Mortgage Loan Purchase Price, and the Mortgage Loan Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser as of the Closing Date pursuant to this Agreement; and

(vii)         The Underwriting Agreement and the Certificate Purchase Agreement shall not have been terminated in accordance with their respective terms.

Each of the parties agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

  Section 8.     Closing Documents.

The Closing Documents shall consist of the following:

(a)            This Agreement and the Bill of Sale duly executed and delivered by the Purchaser and the Mortgage Loan Seller;

(b)           An officer’s certificate substantially in the form of Exhibit E hereto, executed by the Secretary or an attesting secretary of the Mortgage Loan Seller, and dated the Closing Date, and upon which the Purchaser and the Principals may rely, attaching thereto as exhibits the Mortgage Loan Seller’s organizational documents and all amendments, revisions, restatements and supplements thereof;

(c)           A certificate of good standing regarding the Mortgage Loan Seller, dated not earlier than 30 days prior to the Closing Date;

(d)           A certificate executed by an authorized officer certifying that (i) except as previously disclosed to the Purchaser in writing, the representations and warranties of the Mortgage Loan Seller in or made pursuant to Section 4(a) and Section 4(b) of this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Mortgage Loan Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied by the Mortgage Loan Seller at or prior to the Closing Date, and (iii) since the date of this Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to this Agreement, any material adverse change in the financial condition of the Mortgage Loan Seller, executed by an executive officer of the Mortgage Loan Seller, on the Mortgage Loan Seller’s behalf and dated the Closing Date, upon which the Purchaser and the Principals may rely;

(e)            Powers of Attorney of the Mortgage Loan Seller, each in the form of Exhibit C hereto, for the Master Servicer and the Special Servicer, respectively;

(f)            Written opinions of counsel (which may include opinions of in-house counsel, outside counsel or a combination thereof) for the Mortgage Loan Seller, in form reasonably acceptable to counsel for the Purchaser and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Mortgage Loan Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and the Principals;

(g)           Any other opinions of counsel for the Mortgage Loan Seller reasonably requested by any nationally recognized statistical rating organization engaged by the Purchaser in connection with the issuance of the Certificates, each of which shall include the Purchaser and the Principals as addressees;

(h)           (i) A certificate of the senior executive officer of the Mortgage Loan Seller or the representative of the Mortgage Loan Seller directly responsible for the underwriting, origination and/or sale of the Mortgage Loans, in the form and substance acceptable to the Purchaser and the Mortgage Loan Seller (a “Mortgage Loan Seller CEO Certification”) and dated as of the date of the Preliminary Prospectus, and (ii) a Mortgage Loan Seller CEO Certification dated as of the date of the Final Prospectus; and

(i)             Such further certificates, opinions and documents as the Purchaser may reasonably request.

  Section 9.     Costs.

The Mortgage Loan Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) (a) the fees and expenses of counsel to the Mortgage Loan Seller, (b) the expenses of filing or recording UCC assignments of financing statements, assignments of Mortgage and Reassignments of Assignments of Leases, Rents and Profits with respect to the Mortgage Loans as set forth in this Agreement and (c) on the Closing Date, the Mortgage Loan Seller’s Shared Expense Percentage of the Shared Expenses (each as defined in the Memorandum of Understanding, dated as of May 23, 2017, between DBS and JPMS (the “MOU”)). All other costs and expenses, if any, in connection with the transactions contemplated hereunder shall be borne by the party incurring such cost or expense.

  Section 10.     Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by overnight mail or courier service and received by the addressee or (d) transmitted by facsimile (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), and if (i) to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with copies via email to lainie.kaye@db.com and cmbs.requests@db.com, with a copy to Anna Glick, Esq., Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, or such other address or facsimile number as may hereafter be furnished to the Mortgage Loan Seller in writing by the Purchaser; and (ii) to the Mortgage Loan Seller, addressed to JPMorgan Chase Bank, National Association at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal K. Singh, email: US_CMBS_Notice@jpmorgan.com and Bianca A. Russo, Esq., Managing Director & Associate General Counsel, 383 Madison Avenue, 32nd Floor, New York, New York 10179, telecopy:

(917) 464-6116, email: US_CMBS_Notice@jpmorgan.com, or to such other address, email address or facsimile number as the Mortgage Loan Seller may designate in writing to the Purchaser.

  Section 11.     Notice of Exchange Act Reportable Events.

The Mortgage Loan Seller hereby agrees to deliver or cause to be delivered to the Purchaser and the Certificate Administrator disclosures of all material information relating to any event, specifically relating to the Mortgage Loan Seller, required to be reported on or filed as an exhibit to (a) any Annual Report on Form 10-K with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1119 of Regulation AB, (b) any Distribution Report on Form 10-D with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117, 1121(c)(2) and/or 1124 of Regulation AB or (c) any Current Report on Form 8-K with respect to the Trust Fund, insofar as such disclosure is required under Item 1.03 of Form 8-K. In each case, the disclosure information that is to be delivered by the Mortgage Loan Seller in accordance with this Section 11 is to be formatted in a manner that is reasonably appropriate for inclusion in the applicable form (that is, Form 10-K, Form 10-D and/or Form 8-K, as applicable). The Mortgage Loan Seller shall deliver or cause to be delivered to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to the Mortgage Loan Seller, described under Item 1117 of Regulation AB or Item 1.03 of Form 8-K as soon as reasonably practicable after the Mortgage Loan Seller becomes aware of such event (and in no event more than two (2) business days following the Mortgage Loan Seller becoming aware of the occurrence of such event if such event is reportable under Item 1.03 of Form 8-K). The Mortgage Loan Seller shall deliver to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to the Mortgage Loan Seller, described under Item 1119 of Regulation AB no later than the later of (i) March 15 of the calendar year following the calendar year covered by the subject Annual Report on Form 10-K and (ii) 15 business days following receipt of written notice from the parties to the Pooling and Servicing Agreement (as required pursuant to the terms thereof) of the names and addresses of the parties to the Pooling and Servicing Agreement (if different from the original parties to the Pooling and Servicing Agreement) and each Servicing Function Participant retained by the parties to the Pooling and Servicing Agreement during the calendar year covered by the subject Annual Report on Form 10-K. Notwithstanding anything herein to the contrary, the Mortgage Loan Seller shall not be obligated to deliver to the Purchaser or to the Certificate Administrator disclosure information that was previously delivered by the Mortgage Loan Seller in accordance with this Section 11 or disclosed as part of the offering of the Certificates.

The obligation of the Mortgage Loan Seller to provide the above referenced disclosure materials will terminate upon notice or other written confirmation from the Purchaser that the reporting requirements with respect to the Trust Fund under the Exchange Act have been suspended. The Mortgage Loan Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Purchaser with respect to the Trust Fund under Section 13(a) and/or Section 15(d) of the Exchange Act.

  Section 12.     Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser or its designee.

  Section 13.     Severability of Provisions.

Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

  Section 14.     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), any other electronic format or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

  Section 15.     GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

  Section 16.     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR

RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

  Section 17.     Further Assurances.

The Mortgage Loan Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

 Section 18.     Successors and Assigns.

The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any Person into which the Mortgage Loan Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any Person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement), to the Trustee, for the benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall, to the extent of such assignment, succeed to the rights hereunder of the Purchaser, provided that the Trustee shall have no right to further assign such rights to any other Person. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their permitted successors and permitted assigns. The Asset Representations Reviewer shall be an express third-party beneficiary of Section 4(e), 4(f), 4(g) and 4(h) of this Agreement.

  Section 19.     Amendments.

No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced.

  Section 20.     Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the Trustee), the Bill of Sale and the Indemnification Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Bradley J. Horn
Name: Bradley J. Horn
Title: Executive Director

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

DBJPM 2017-C6: JPMCB Mortgage Loan Purchase Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

(i)        the loan number;

(ii)       the Mortgage Loan name;

(iii)      the street address (including city, state and zip code) of the related Mortgaged Property;

(iv)      the Mortgage Rate in effect as of the Cut-off Date;

(v)       the original principal balance;

(vi)      the Stated Principal Balance as of the Cut-off Date;

(vii)     the Maturity Date or Anticipated Repayment Date for each Mortgage Loan;

(viii)    the Due Date;

(ix)       the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

(x)        the Servicing Fee Rate;

(xi)       whether the Mortgage Loan is an Actual/360 Mortgage Loan;

(xii)      whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan;

(xiii)     the revised rate of such Mortgage Loan, if any;

(xiv)     whether the Mortgage Loan is part of a Whole Loan;

(xv)      whether the Mortgage Loan is secured in any part by a leasehold interest; and

(xvi)     whether the Mortgage Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required. Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto.

A-1

DBJPM 2017-C6 - Mortgage Loan Schedule

		Mortgage Loan						Mortage	Original Principal	Cut-off Date	Maturity Date	Due
ID	Loan Number	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Balance	Stated Principal Balance	or ARD	Date
JPMCB/GACC1	1.00	JPMCB/GACC	245 Park Avenue	245 Park Avenue	New York	NY	10167	3.6694%	$75,000,000	$75,000,000.00	6/1/2027	1
JPMCB2	2.00	JPMCB	Gateway Net Lease Portfolio	Various	Various	Various	Various	3.56283%	$85,000,000	$85,000,000.00	6/5/2024	5
JPMCB2.01	2.01	JPMCB	BAE Facility	4300 Airport Expressway	Fort Wayne	IN	46809	3.56283%	$7,079,541	$7,079,541.11
JPMCB2.02	2.02	JPMCB	FedEx Ground (Stratford)	825 Lordship Boulevard	Stratford	CT	06615	3.56283%	$6,819,503	$6,819,502.87
JPMCB2.03	2.03	JPMCB	FedEx (Baltimore)	6021 Bethlehem Boulevard	Edgemere	MD	21219	3.56283%	$6,278,298	$6,278,298.28
JPMCB2.04	2.04	JPMCB	Harman Becker	30001 Cabot Drive	Novi	MI	48377	3.56283%	$5,000,860	$5,000,860.42
JPMCB2.05	2.05	JPMCB	GE Aviation (Lafayette)	3720 US Highway 52 South	Lafayette	IN	47905	3.56283%	$4,763,576	$4,763,575.53
JPMCB2.06	2.06	JPMCB	GoDaddy	2155 East GoDaddy Way	Tempe	AZ	85284	3.56283%	$4,222,371	$4,222,370.94
JPMCB2.07	2.07	JPMCB	Carrier	16011 Applewhite Road	San Antonio	TX	78264	3.56283%	$4,167,113	$4,167,112.81
JPMCB2.08	2.08	JPMCB	Emerus	8686 New Trails Drive	The Woodlands	TX	77381	3.56283%	$3,388,623	$3,388,623.33
JPMCB2.09	2.09	JPMCB	Cardinal Health	6000 Rosa Parks Boulevard	Detroit	MI	48208	3.56283%	$3,295,985	$3,295,984.70
JPMCB2.1	2.10	JPMCB	Tyco Electronics	501 Shenandoah Drive	Shakopee	MN	55379	3.56283%	$3,263,480	$3,263,479.92
JPMCB2.11	2.11	JPMCB	FCA/Caterpillar	2348 FM 464	Seguin	TX	78155	3.56283%	$3,074,952	$3,074,952.20
JPMCB2.12	2.12	JPMCB	FedEx Ground (Staunton)	7 Industry Way	Staunton	VA	24401	3.56283%	$2,587,381	$2,587,380.50
JPMCB2.13	2.13	JPMCB	Quad Packaging (Proteus)	1 & 3 World Packaging Circle	Franklin	WI	53132	3.56283%	$2,164,818	$2,164,818.36
JPMCB2.14	2.14	JPMCB	Quad Packaging (Transpak)	2 & 4 World Packaging Circle	Franklin	WI	53132	3.56283%	$2,143,690	$2,143,690.25
JPMCB2.15	2.15	JPMCB	T-Mobile Call Center	820 Tom Martin Drive	Birmingham	AL	35211	3.56283%	$2,000,669	$2,000,669.22
JPMCB2.16	2.16	JPMCB	Sikorsky Aircraft R&D Facility	1727 South Main Street	Dallas	TX	75261	3.56283%	$1,937,285	$1,937,284.89
JPMCB2.17	2.17	JPMCB	Vatterott College	8580 Evans Avenue	Berkeley	MO	63134	3.56283%	$1,797,514	$1,797,514.34
JPMCB2.18	2.18	JPMCB	Comcast	12645 Corporate Lakes Drive	Fort Myers	FL	33913	3.56283%	$1,612,237	$1,612,237.09
JPMCB2.19	2.19	JPMCB	Alfa Laval Plant	5400 International Trade Drive	Richmond	VA	23231	3.56283%	$1,470,841	$1,470,841.30
JPMCB2.2	2.20	JPMCB	LKQ (New Braunfels)	5545 Goodwin Lane	New Braunfels	TX	78130	3.56283%	$1,451,338	$1,451,338.43
JPMCB2.21	2.21	JPMCB	Hitachi	1375 North 28th Avenue	Irving	TX	75063	3.56283%	$1,386,329	$1,386,328.87
JPMCB2.22	2.22	JPMCB	Cameron International	2503 South Main Street	Mansfield	PA	16933	3.56283%	$1,318,069	$1,318,068.83
JPMCB2.23	2.23	JPMCB	Alliance Data Systems Office	220 West Schrock Road	Westerville	OH	43081	3.56283%	$1,249,809	$1,249,808.80
JPMCB2.24	2.24	JPMCB	Synchrony Financial	140 Wekiva Springs Road	Longwood	FL	32779	3.56283%	$1,163,671	$1,163,671.13
JPMCB2.25	2.25	JPMCB	Baxalta (Barry Pointe)	9500 Northeast 82nd Terrace	Kansas City	MO	64158	3.56283%	$892,256	$892,256.21
JPMCB2.26	2.26	JPMCB	Baxalta (Casselberry)	1385 State Road 436	Casselberry	FL	32707	3.56283%	$850,000	$850,000.00
JPMCB2.27	2.27	JPMCB	Baxalta (Mounds View)	2325 County Road 10	Mounds View	MN	55112	3.56283%	$802,868	$802,868.07
JPMCB2.28	2.28	JPMCB	Baxalta (Grand Rapids)	2670 East Paris Avenue Southeast	Grand Rapids	MI	49546	3.56283%	$801,243	$801,242.83
JPMCB2.29	2.29	JPMCB	Gerdau	4265 West Tompkins Avenue	Las Vegas	NV	89103	3.56283%	$801,243	$801,242.83
JPMCB2.3	2.30	JPMCB	Baxalta (Wausau)	3201 Rib Mountain Drive	Wausau	WI	54401	3.56283%	$780,115	$780,114.72
JPMCB2.31	2.31	JPMCB	Baxalta (Springfield)	1815 McCurry Road	Springfield	MO	65807	3.56283%	$757,361	$757,361.38
JPMCB2.32	2.32	JPMCB	LKQ (Salisbury)	1001 Carrier Drive	Charlotte	NC	28216	3.56283%	$757,361	$757,361.38
JPMCB2.33	2.33	JPMCB	Baxalta (Ankeny)	725 Southeast Oralabor Road	Ankeny	IA	50021	3.56283%	$715,105	$715,105.16
JPMCB2.34	2.34	JPMCB	H&E Equipment Services (San Antonio)	5327 & 5423 Tex-Con Road	San Antonio	TX	78220	3.56283%	$627,342	$627,342.26
JPMCB2.35	2.35	JPMCB	H&E Equipment Services (New Orleans)	4202 Almonaster Avenue	New Orleans	LA	70126	3.56283%	$589,962	$589,961.76
JPMCB2.36	2.36	JPMCB	GE Aviation (Pompano)	2705 Gateway Drive	Pompano Beach	FL	33069	3.56283%	$552,581	$552,581.26
JPMCB2.37	2.37	JPMCB	Saint-Gobain Warehouse	30 Sibley Drive	Russellville	AL	35654	3.56283%	$497,323	$497,323.14
JPMCB2.38	2.38	JPMCB	H&E Equipment Services (Columbia)	1031 Buckner Park Drive	Columbia	SC	29203	3.56283%	$492,447	$492,447.42
JPMCB2.39	2.39	JPMCB	H&E Equipment Services (Yukon)	10700 Northwest 4th Street	Yukon	OK	73099	3.56283%	$485,946	$485,946.46
JPMCB2.4	2.40	JPMCB	LKQ (Toledo)	6180 Hagman Road	Toledo	OH	43612	3.56283%	$484,321	$484,321.22
JPMCB2.41	2.41	JPMCB	H&E Equipment Services (Greer)	585 Brookshire Road	Greer	SC	29651	3.56283%	$474,570	$474,569.79
JPMCB/GACC4	4.00	JPMCB/GACC	Starwood Capital Group Hotel Portfolio	Various	Various	Various	Various	4.4860%	$40,000,000	$40,000,000.00	6/1/2027	1
JPMCB/GACC4.01	4.01	JPMCB/GACC	Larkspur Landing Sunnyvale	748 North Mathilda Avenue	Sunnyvale	CA	94085	4.4860%	$2,360,633	$2,360,632.84
JPMCB/GACC4.02	4.02	JPMCB/GACC	Larkspur Landing Milpitas	40 Ranch Drive	Milpitas	CA	95035	4.4860%	$1,989,094	$1,989,093.70
JPMCB/GACC4.03	4.03	JPMCB/GACC	Larkspur Landing Campbell	550 West Hamilton Avenue	Campbell	CA	95008	4.4860%	$1,748,953	$1,748,952.55
JPMCB/GACC4.04	4.04	JPMCB/GACC	Larkspur Landing San Francisco	690 Gateway Boulevard	South San Francisco	CA	94080	4.4860%	$1,440,847	$1,440,846.95
JPMCB/GACC4.05	4.05	JPMCB/GACC	Larkspur Landing Pleasanton	5535 Johnson Drive	Pleasanton	CA	94588	4.4860%	$1,409,130	$1,409,130.15
JPMCB/GACC4.06	4.06	JPMCB/GACC	Larkspur Landing Bellevue	15805 Southeast 37th Street	Bellevue	WA	98006	4.4860%	$1,255,077	$1,255,077.38
JPMCB/GACC4.07	4.07	JPMCB/GACC	Larkspur Landing Sacramento	555 Howe Avenue	Sacramento	CA	95825	4.4860%	$937,910	$937,909.82
JPMCB/GACC4.08	4.08	JPMCB/GACC	Hampton Inn Ann Arbor North	2300 Green Road	Ann Arbor	MI	48105	4.4860%	$915,255	$915,254.98
JPMCB/GACC4.09	4.09	JPMCB/GACC	Larkspur Landing Hillsboro	3133 Northeast Shute Road	Hillsboro	OR	97124	4.4860%	$915,255	$915,254.98
JPMCB/GACC4.1	4.10	JPMCB/GACC	Larkspur Landing Renton	1701 East Valley Road	Renton	WA	98057	4.4860%	$906,193	$906,193.01
JPMCB/GACC4.11	4.11	JPMCB/GACC	Holiday Inn Arlington Northeast Rangers Ballpark	1311 Wet N Wild Way	Arlington	TX	76011	4.4860%	$869,945	$869,945.29
JPMCB/GACC4.12	4.12	JPMCB/GACC	Residence Inn Toledo Maumee	1370 Arrowhead Drive	Maumee	OH	43537	4.4860%	$860,883	$860,883.40
JPMCB/GACC4.13	4.13	JPMCB/GACC	Residence Inn Williamsburg	1648 Richmond Road	Williamsburg	VA	23185	4.4860%	$824,636	$824,635.68
JPMCB/GACC4.14	4.14	JPMCB/GACC	Hampton Inn Suites Waco South	2501 Marketplace Drive	Waco	TX	76711	4.4860%	$761,202	$761,202.14
JPMCB/GACC4.15	4.15	JPMCB/GACC	Holiday Inn Louisville Airport Fair Expo	447 Farmington Avenue	Louisville	KY	40209	4.4860%	$747,609	$747,609.26
JPMCB/GACC4.16	4.16	JPMCB/GACC	Courtyard Tyler	7424 South Broadway Avenue	Tyler	TX	75703	4.4860%	$734,016	$734,016.39
JPMCB/GACC4.17	4.17	JPMCB/GACC	Hilton Garden Inn Edison Raritan Center	50 Raritan Center Parkway	Edison	NJ	08837	4.4860%	$734,016	$734,016.39
JPMCB/GACC4.18	4.18	JPMCB/GACC	Hilton Garden Inn St Paul Oakdale	420 Inwood Avenue North	Oakdale	MN	55128	4.4860%	$724,954	$724,954.42
JPMCB/GACC4.19	4.19	JPMCB/GACC	Residence Inn Grand Rapids West	3451 Rivertown Point Court Southwest	Grandville	MI	49418	4.4860%	$715,893	$715,892.53
JPMCB/GACC4.2	4.20	JPMCB/GACC	Peoria, AZ Residence Inn	8435 West Paradise Lane	Peoria	AZ	85382	4.4860%	$711,362	$711,361.55
JPMCB/GACC4.21	4.21	JPMCB/GACC	Hampton Inn Suites Bloomington Normal	320 South Towanda Avenue	Normal	IL	61761	4.4860%	$706,831	$706,830.56
JPMCB/GACC4.22	4.22	JPMCB/GACC	Courtyard Chico	2481 Carmichael Drive	Chico	CA	95928	4.4860%	$693,238	$693,237.69
JPMCB/GACC4.23	4.23	JPMCB/GACC	Hampton Inn Suites Kokomo	2920 South Reed Road	Kokomo	IN	46902	4.4860%	$670,583	$670,582.85
JPMCB/GACC4.24	4.24	JPMCB/GACC	Hampton Inn Suites South Bend	52709 State Road 933	South Bend	IN	46637	4.4860%	$670,583	$670,582.85
JPMCB/GACC4.25	4.25	JPMCB/GACC	Courtyard Wichita Falls	3800 Tarry Street	Wichita Falls	TX	76308	4.4860%	$638,866	$638,866.11
JPMCB/GACC4.26	4.26	JPMCB/GACC	Hampton Inn Morehead	4035 Arendell Street	Morehead City	NC	28557	4.4860%	$620,742	$620,742.25
JPMCB/GACC4.27	4.27	JPMCB/GACC	Residence Inn Chico	2485 Carmichael Drive	Chico	CA	95928	4.4860%	$602,618	$602,618.39
JPMCB/GACC4.28	4.28	JPMCB/GACC	Courtyard Lufkin	2130 South First Street	Lufkin	TX	75901	4.4860%	$575,433	$575,432.57
JPMCB/GACC4.29	4.29	JPMCB/GACC	Hampton Inn Carlisle	1164 Harrisburg Pike	Carlisle	PA	17013	4.4860%	$570,902	$570,901.59
JPMCB/GACC4.3	4.30	JPMCB/GACC	Springhill Suites Williamsburg	1644 Richmond Road	Williamsburg	VA	23185	4.4860%	$570,902	$570,901.59
JPMCB/GACC4.31	4.31	JPMCB/GACC	Fairfield Inn Bloomington	120 South Fairfield Drive	Bloomington	IN	47404	4.4860%	$566,371	$566,370.68
JPMCB/GACC4.32	4.32	JPMCB/GACC	Waco Residence Inn	501 South University	Waco	TX	76706	4.4860%	$552,778	$552,777.73
JPMCB/GACC4.33	4.33	JPMCB/GACC	Holiday Inn Express Fishers	9791 North by Northeast Boulevard	Fishers	IN	46037	4.4860%	$516,530	$516,530.01
JPMCB/GACC4.34	4.34	JPMCB/GACC	Larkspur Landing Folsom	121 Iron Point Road	Folsom	CA	95630	4.4860%	$502,937	$502,937.14
JPMCB/GACC4.35	4.35	JPMCB/GACC	Springhill Suites Chicago Naperville Warrenville	4305 Weaver Parkway	Warrenville	IL	60555	4.4860%	$475,751	$475,751.31
JPMCB/GACC4.36	4.36	JPMCB/GACC	Holiday Inn Express & Suites Paris	3025 Northeast Loop 286	Paris	TX	75460	4.4860%	$471,220	$471,220.40
JPMCB/GACC4.37	4.37	JPMCB/GACC	Toledo Homewood Suites	1410 Arrowhead Drive	Maumee	OH	43537	4.4860%	$471,220	$471,220.40
JPMCB/GACC4.38	4.38	JPMCB/GACC	Grand Rapids Homewood Suites	3920 Stahl Drive	Grand Rapids	MI	49546	4.4860%	$457,627	$457,627.45
JPMCB/GACC4.39	4.39	JPMCB/GACC	Cheyenne Fairfield Inn and Suites	1415 Stillwater Avenue	Cheyenne	WY	82009	4.4860%	$425,911	$425,910.72
JPMCB/GACC4.4	4.40	JPMCB/GACC	Fairfield Inn Laurel	13700 Baltimore Avenue	Laurel	MD	20707	4.4860%	$425,911	$425,910.72
JPMCB/GACC4.41	4.41	JPMCB/GACC	Courtyard Akron Stow	4047 Bridgewater Parkway	Stow	OH	44224	4.4860%	$416,849	$416,848.82
JPMCB/GACC4.42	4.42	JPMCB/GACC	Larkspur Landing Roseville	1931 Taylor Road	Roseville	CA	95661	4.4860%	$394,194	$394,193.98
JPMCB/GACC4.43	4.43	JPMCB/GACC	Towneplace Suites Bloomington	105 South Franklin Road	Bloomington	IN	47404	4.4860%	$394,194	$394,193.98
JPMCB/GACC4.44	4.44	JPMCB/GACC	Hampton Inn Danville	97 Old Valley School Road	Danville	PA	17821	4.4860%	$389,663	$389,663.00
JPMCB/GACC4.45	4.45	JPMCB/GACC	Holiday Inn Norwich	10 Laura Boulevard	Norwich	CT	06360	4.4860%	$385,132	$385,132.02
JPMCB/GACC4.46	4.46	JPMCB/GACC	Hampton Inn Suites Longview North	3044 North Eastman Road	Longview	TX	75605	4.4860%	$380,601	$380,601.11
JPMCB/GACC4.47	4.47	JPMCB/GACC	Springhill Suites Peoria Westlake	2701 West Lake Avenue	Peoria	IL	61615	4.4860%	$380,601	$380,601.11
JPMCB/GACC4.48	4.48	JPMCB/GACC	Hampton Inn Suites Buda	1201 Cabelas Drive	Buda	TX	78610	4.4860%	$376,070	$376,070.12
JPMCB/GACC4.49	4.49	JPMCB/GACC	Shawnee Hampton Inn	4851 North Kickapoo	Shawnee	OK	74804	4.4860%	$376,070	$376,070.12
JPMCB/GACC4.5	4.50	JPMCB/GACC	Racine Fairfield Inn	6421 Washington Avenue	Racine	WI	53406	4.4860%	$367,008	$367,008.16
JPMCB/GACC4.51	4.51	JPMCB/GACC	Hampton Inn Selinsgrove Shamokin Dam	3 Stetler Avenue	Shamokin Dam	PA	17876	4.4860%	$357,946	$357,946.26
JPMCB/GACC4.52	4.52	JPMCB/GACC	Holiday Inn Express & Suites Terrell	300 Tanger Drive	Terrell	TX	75160	4.4860%	$339,822	$339,822.41
JPMCB/GACC4.53	4.53	JPMCB/GACC	Westchase Homewood Suites	2424 Rogerdale Road	Houston	TX	77042	4.4860%	$328,912	$328,911.88
JPMCB/GACC4.54	4.54	JPMCB/GACC	Holiday Inn Express & Suites Tyler South	2421 East Southeast Loop 323	Tyler	TX	75701	4.4860%	$326,229	$326,229.46
JPMCB/GACC4.55	4.55	JPMCB/GACC	Holiday Inn Express & Suites Huntsville	148 Interstate 45 South	Huntsville	TX	77340	4.4860%	$312,637	$312,636.58
JPMCB/GACC4.56	4.56	JPMCB/GACC	Hampton Inn Sweetwater	302 Southeast Georgia Avenue	Sweetwater	TX	79556	4.4860%	$285,451	$285,450.83
JPMCB/GACC4.57	4.57	JPMCB/GACC	Comfort Suites Buda Austin South	15295 South Interstate 35 Building 800	Buda	TX	78610	4.4860%	$240,141	$240,141.15
JPMCB/GACC4.58	4.58	JPMCB/GACC	Fairfield Inn & Suites Weatherford	175 Alford Drive	Weatherford	TX	76087	4.4860%	$226,548	$226,548.27
JPMCB/GACC4.59	4.59	JPMCB/GACC	Holiday Inn Express & Suites Altus	2812 East Broadway	Altus	OK	73521	4.4860%	$183,578	$183,578.01
JPMCB/GACC4.6	4.60	JPMCB/GACC	Comfort Inn & Suites Paris	3035 Northeast Loop 286	Paris	TX	75460	4.4860%	$163,115	$163,114.73
JPMCB/GACC4.61	4.61	JPMCB/GACC	Hampton Inn Suites Decatur	110 South Highway 81/287	Decatur	TX	76234	4.4860%	$156,090	$156,089.59
JPMCB/GACC4.62	4.62	JPMCB/GACC	Holiday Inn Express & Suites Texarkana East	5210 Crossroads Parkway	Texarkana	AR	71854	4.4860%	$144,545	$144,544.91
JPMCB/GACC4.63	4.63	JPMCB/GACC	Mankato Fairfield Inn	141 Apache Place	Mankato	MN	56001	4.4860%	$129,531	$129,530.65
JPMCB/GACC4.64	4.64	JPMCB/GACC	Candlewood Suites Texarkana	2901 South Cowhorn Creek Loop	Texarkana	TX	75503	4.4860%	$100,147	$100,147.31
JPMCB/GACC4.65	4.65	JPMCB/GACC	Country Inn & Suites Houston Intercontinental Airport East	20611 Highway 59	Humble	TX	77338	4.4860%	$95,109	$95,109.19
JPMCB6	6.00	JPMCB	211 Main Street	211 Main Street	San Francisco	CA	94105	3.5547%	$60,000,000	$60,000,000.00	4/6/2024	6
JPMCB7	7.00	JPMCB	740 Madison	740 Madison Avenue	New York	NY	10065	4.0000%	$50,000,000	$50,000,000.00	5/1/2027	1
JPMCB9	9.00	JPMCB	iStar Leased Fee Portfolio	Various	Various	Various	Various	3.7950%	$45,400,000	$45,400,000.00	4/6/2027	6
JPMCB9.01	9.01	JPMCB	Hilton Salt Lake	255 South West Temple	Salt Lake City	UT	84101	3.7950%	$11,062,400	$11,062,400.00
JPMCB9.02	9.02	JPMCB	DoubleTree Seattle Airport	18740 International Boulevard	SeaTac	WA	98188	3.7950%	$8,000,000	$8,000,000.00
JPMCB9.03	9.03	JPMCB	DoubleTree Mission Valley	7450 Hazard Center Drive	San Diego	CA	92108	3.7950%	$7,616,800	$7,616,800.00
JPMCB9.04	9.04	JPMCB	One Ally Center	500 Woodward Avenue	Detroit	MI	48226	3.7950%	$6,392,200	$6,392,200.00
JPMCB9.05	9.05	JPMCB	DoubleTree Sonoma	1 Doubletree Drive	Rohnert Park	CA	94928	3.7950%	$3,860,000	$3,860,000.00
JPMCB9.06	9.06	JPMCB	DoubleTree Durango	501 Camino Del Rio	Durango	CO	81301	3.7950%	$3,320,800	$3,320,800.00
JPMCB9.07	9.07	JPMCB	Northside Forsyth Hospital Medical Center	4150 Deputy Bill Cantrell Memorial Road	Cumming	GA	30040	3.7950%	$1,515,400	$1,515,400.00
JPMCB9.08	9.08	JPMCB	NASA/JPSS Headquarters	7700-7720 Hubble Drive	Lanham	MD	20706	3.7950%	$1,038,000	$1,038,000.00
JPMCB9.09	9.09	JPMCB	Dallas Market Center: Sheraton Suites	2101 North Stemmons Freeway	Dallas	TX	75207	3.7950%	$830,200	$830,200.00
JPMCB9.1	9.10	JPMCB	Dallas Market Center: Marriott Courtyard	2150 Market Center Boulevard	Dallas	TX	75207	3.7950%	$747,200	$747,200.00
JPMCB9.11	9.11	JPMCB	The Buckler Apartments	401 West Michigan Street	Milwaukee	WI	53203	3.7950%	$726,600	$726,600.00
JPMCB9.12	9.12	JPMCB	Lock-Up Self Storage Facility	221 American Boulevard West	Bloomington	MN	55420	3.7950%	$290,400	$290,400.00
JPMCB12	12.00	JPMCB	Portola Hotel & Spa	2 Portola Plaza	Monterey	CA	93940	4.0630%	$35,000,000	$35,000,000.00	5/1/2027	1
JPMCB16	16.00	JPMCB	Faudree Ranch	2741 Faudree Road	Odessa	TX	79765	4.3000%	$25,125,000	$25,125,000.00	6/1/2022	1
JPMCB17	17.00	JPMCB	LC Hamburg Farms	2498 Aristocracy Circle	Lexington	KY	40509	4.7500%	$25,000,000	$25,000,000.00	5/1/2027	1
JPMCB19	19.00	JPMCB	City Crossing	2620 Watson Boulevard	Warner Robins	GA	31093	4.7500%	$20,362,500	$20,313,844.17	4/1/2027	1
JPMCB22	22.00	JPMCB	University Shopping Center	1901-1913 Texas Avenue South	College Station	TX	77840	4.5400%	$16,875,000	$16,875,000.00	3/1/2027	1
JPMCB25	25.00	JPMCB	Cincinnati Eastgate Holiday Inn	4501 Eastgate Boulevard	Cincinnati	OH	45245	4.8200%	$13,325,000	$13,325,000.00	5/1/2022	1
JPMCB26	26.00	JPMCB	2121 Ella Boulevard	2121 Ella Boulevard	Houston	TX	77008	4.8500%	$12,650,000	$12,650,000.00	6/1/2022	1
JPMCB30	30.00	JPMCB	Springhill Suites Wilmington Mayfaire	1014 Ashes Drive	Wilmington	NC	28405	4.4900%	$11,268,000	$11,268,000.00	6/1/2024	1
JPMCB31	31.00	JPMCB	Long Meadow Farms	7035 West Grand Parkway South	Richmond	TX	77407	4.7300%	$10,400,000	$10,400,000.00	6/1/2027	1
JPMCB33	33.00	JPMCB	Main Street Square	7800 South US Highway 17/92	Fern Park	FL	32730	4.6900%	$7,375,000	$7,366,579.54	5/1/2027	1
JPMCB37	37.00	JPMCB	Royal Palm Square	1400 Colonial Boulevard	Fort Myers	FL	33907	5.9000%	$5,000,000	$5,000,000.00	6/1/2027	1

DBJPM 2017-C6 - Mortgage Loan Schedule

					Servicing Fee Rate		Interest
		Mortgage Loan		Current Monthly	Master Servicing	Primary Servicing	Accrual	Letter of		Part of	Leasehold	Current Mezzanine
ID	Loan Number	Seller	Mortgage Loan Name	Debt Service	Fee Rate	Fee Rate	Method	Credit	Post-ARD Revised Rate	Loan Combination	Interest	or Subordinate Debt
JPMCB/GACC1	1.00	JPMCB/GACC	245 Park Avenue	229,337.50	0.0025%	0.0013%	Actual/360	None		Yes		$120.0 Million Subordinate Secured Debt; $568.0 Million Mezzanine Debt
JPMCB2	2.00	JPMCB	Gateway Net Lease Portfolio	252,367.13	0.0025%	0.0025%	Actual/360	None		Yes		$170.0 Million B-Note
JPMCB2.01	2.01	JPMCB	BAE Facility
JPMCB2.02	2.02	JPMCB	FedEx Ground (Stratford)
JPMCB2.03	2.03	JPMCB	FedEx (Baltimore)								Leasehold
JPMCB2.04	2.04	JPMCB	Harman Becker
JPMCB2.05	2.05	JPMCB	GE Aviation (Lafayette)
JPMCB2.06	2.06	JPMCB	GoDaddy								Leasehold
JPMCB2.07	2.07	JPMCB	Carrier
JPMCB2.08	2.08	JPMCB	Emerus
JPMCB2.09	2.09	JPMCB	Cardinal Health
JPMCB2.1	2.10	JPMCB	Tyco Electronics
JPMCB2.11	2.11	JPMCB	FCA/Caterpillar
JPMCB2.12	2.12	JPMCB	FedEx Ground (Staunton)
JPMCB2.13	2.13	JPMCB	Quad Packaging (Proteus)
JPMCB2.14	2.14	JPMCB	Quad Packaging (Transpak)
JPMCB2.15	2.15	JPMCB	T-Mobile Call Center
JPMCB2.16	2.16	JPMCB	Sikorsky Aircraft R&D Facility								Leasehold
JPMCB2.17	2.17	JPMCB	Vatterott College
JPMCB2.18	2.18	JPMCB	Comcast
JPMCB2.19	2.19	JPMCB	Alfa Laval Plant
JPMCB2.2	2.20	JPMCB	LKQ (New Braunfels)
JPMCB2.21	2.21	JPMCB	Hitachi								Leasehold
JPMCB2.22	2.22	JPMCB	Cameron International
JPMCB2.23	2.23	JPMCB	Alliance Data Systems Office
JPMCB2.24	2.24	JPMCB	Synchrony Financial
JPMCB2.25	2.25	JPMCB	Baxalta (Barry Pointe)
JPMCB2.26	2.26	JPMCB	Baxalta (Casselberry)
JPMCB2.27	2.27	JPMCB	Baxalta (Mounds View)
JPMCB2.28	2.28	JPMCB	Baxalta (Grand Rapids)
JPMCB2.29	2.29	JPMCB	Gerdau
JPMCB2.3	2.30	JPMCB	Baxalta (Wausau)
JPMCB2.31	2.31	JPMCB	Baxalta (Springfield)
JPMCB2.32	2.32	JPMCB	LKQ (Salisbury)
JPMCB2.33	2.33	JPMCB	Baxalta (Ankeny)
JPMCB2.34	2.34	JPMCB	H&E Equipment Services (San Antonio)
JPMCB2.35	2.35	JPMCB	H&E Equipment Services (New Orleans)
JPMCB2.36	2.36	JPMCB	GE Aviation (Pompano)
JPMCB2.37	2.37	JPMCB	Saint-Gobain Warehouse
JPMCB2.38	2.38	JPMCB	H&E Equipment Services (Columbia)
JPMCB2.39	2.39	JPMCB	H&E Equipment Services (Yukon)
JPMCB2.4	2.40	JPMCB	LKQ (Toledo)
JPMCB2.41	2.41	JPMCB	H&E Equipment Services (Greer)
JPMCB/GACC4	4.00	JPMCB/GACC	Starwood Capital Group Hotel Portfolio	149,533.34	0.0025%	0.0025%	Actual/360	None		Yes
JPMCB/GACC4.01	4.01	JPMCB/GACC	Larkspur Landing Sunnyvale
JPMCB/GACC4.02	4.02	JPMCB/GACC	Larkspur Landing Milpitas
JPMCB/GACC4.03	4.03	JPMCB/GACC	Larkspur Landing Campbell
JPMCB/GACC4.04	4.04	JPMCB/GACC	Larkspur Landing San Francisco
JPMCB/GACC4.05	4.05	JPMCB/GACC	Larkspur Landing Pleasanton
JPMCB/GACC4.06	4.06	JPMCB/GACC	Larkspur Landing Bellevue
JPMCB/GACC4.07	4.07	JPMCB/GACC	Larkspur Landing Sacramento
JPMCB/GACC4.08	4.08	JPMCB/GACC	Hampton Inn Ann Arbor North
JPMCB/GACC4.09	4.09	JPMCB/GACC	Larkspur Landing Hillsboro
JPMCB/GACC4.1	4.10	JPMCB/GACC	Larkspur Landing Renton
JPMCB/GACC4.11	4.11	JPMCB/GACC	Holiday Inn Arlington Northeast Rangers Ballpark
JPMCB/GACC4.12	4.12	JPMCB/GACC	Residence Inn Toledo Maumee
JPMCB/GACC4.13	4.13	JPMCB/GACC	Residence Inn Williamsburg
JPMCB/GACC4.14	4.14	JPMCB/GACC	Hampton Inn Suites Waco South
JPMCB/GACC4.15	4.15	JPMCB/GACC	Holiday Inn Louisville Airport Fair Expo
JPMCB/GACC4.16	4.16	JPMCB/GACC	Courtyard Tyler
JPMCB/GACC4.17	4.17	JPMCB/GACC	Hilton Garden Inn Edison Raritan Center								Leasehold
JPMCB/GACC4.18	4.18	JPMCB/GACC	Hilton Garden Inn St Paul Oakdale
JPMCB/GACC4.19	4.19	JPMCB/GACC	Residence Inn Grand Rapids West
JPMCB/GACC4.2	4.20	JPMCB/GACC	Peoria, AZ Residence Inn
JPMCB/GACC4.21	4.21	JPMCB/GACC	Hampton Inn Suites Bloomington Normal
JPMCB/GACC4.22	4.22	JPMCB/GACC	Courtyard Chico
JPMCB/GACC4.23	4.23	JPMCB/GACC	Hampton Inn Suites Kokomo
JPMCB/GACC4.24	4.24	JPMCB/GACC	Hampton Inn Suites South Bend
JPMCB/GACC4.25	4.25	JPMCB/GACC	Courtyard Wichita Falls
JPMCB/GACC4.26	4.26	JPMCB/GACC	Hampton Inn Morehead
JPMCB/GACC4.27	4.27	JPMCB/GACC	Residence Inn Chico
JPMCB/GACC4.28	4.28	JPMCB/GACC	Courtyard Lufkin
JPMCB/GACC4.29	4.29	JPMCB/GACC	Hampton Inn Carlisle
JPMCB/GACC4.3	4.30	JPMCB/GACC	Springhill Suites Williamsburg
JPMCB/GACC4.31	4.31	JPMCB/GACC	Fairfield Inn Bloomington
JPMCB/GACC4.32	4.32	JPMCB/GACC	Waco Residence Inn
JPMCB/GACC4.33	4.33	JPMCB/GACC	Holiday Inn Express Fishers
JPMCB/GACC4.34	4.34	JPMCB/GACC	Larkspur Landing Folsom
JPMCB/GACC4.35	4.35	JPMCB/GACC	Springhill Suites Chicago Naperville Warrenville
JPMCB/GACC4.36	4.36	JPMCB/GACC	Holiday Inn Express & Suites Paris
JPMCB/GACC4.37	4.37	JPMCB/GACC	Toledo Homewood Suites
JPMCB/GACC4.38	4.38	JPMCB/GACC	Grand Rapids Homewood Suites
JPMCB/GACC4.39	4.39	JPMCB/GACC	Cheyenne Fairfield Inn and Suites
JPMCB/GACC4.4	4.40	JPMCB/GACC	Fairfield Inn Laurel
JPMCB/GACC4.41	4.41	JPMCB/GACC	Courtyard Akron Stow
JPMCB/GACC4.42	4.42	JPMCB/GACC	Larkspur Landing Roseville
JPMCB/GACC4.43	4.43	JPMCB/GACC	Towneplace Suites Bloomington
JPMCB/GACC4.44	4.44	JPMCB/GACC	Hampton Inn Danville
JPMCB/GACC4.45	4.45	JPMCB/GACC	Holiday Inn Norwich
JPMCB/GACC4.46	4.46	JPMCB/GACC	Hampton Inn Suites Longview North
JPMCB/GACC4.47	4.47	JPMCB/GACC	Springhill Suites Peoria Westlake
JPMCB/GACC4.48	4.48	JPMCB/GACC	Hampton Inn Suites Buda
JPMCB/GACC4.49	4.49	JPMCB/GACC	Shawnee Hampton Inn
JPMCB/GACC4.5	4.50	JPMCB/GACC	Racine Fairfield Inn
JPMCB/GACC4.51	4.51	JPMCB/GACC	Hampton Inn Selinsgrove Shamokin Dam
JPMCB/GACC4.52	4.52	JPMCB/GACC	Holiday Inn Express & Suites Terrell
JPMCB/GACC4.53	4.53	JPMCB/GACC	Westchase Homewood Suites
JPMCB/GACC4.54	4.54	JPMCB/GACC	Holiday Inn Express & Suites Tyler South
JPMCB/GACC4.55	4.55	JPMCB/GACC	Holiday Inn Express & Suites Huntsville
JPMCB/GACC4.56	4.56	JPMCB/GACC	Hampton Inn Sweetwater
JPMCB/GACC4.57	4.57	JPMCB/GACC	Comfort Suites Buda Austin South
JPMCB/GACC4.58	4.58	JPMCB/GACC	Fairfield Inn & Suites Weatherford
JPMCB/GACC4.59	4.59	JPMCB/GACC	Holiday Inn Express & Suites Altus
JPMCB/GACC4.6	4.60	JPMCB/GACC	Comfort Inn & Suites Paris
JPMCB/GACC4.61	4.61	JPMCB/GACC	Hampton Inn Suites Decatur
JPMCB/GACC4.62	4.62	JPMCB/GACC	Holiday Inn Express & Suites Texarkana East
JPMCB/GACC4.63	4.63	JPMCB/GACC	Mankato Fairfield Inn
JPMCB/GACC4.64	4.64	JPMCB/GACC	Candlewood Suites Texarkana
JPMCB/GACC4.65	4.65	JPMCB/GACC	Country Inn & Suites Houston Intercontinental Airport East
JPMCB6	6.00	JPMCB	211 Main Street	177,735.00	0.0025%	0.0025%	Actual/360	None		Yes		$25.0 Million B-Note
JPMCB7	7.00	JPMCB	740 Madison	166,666.67	0.0025%	0.0025%	Actual/360	None	the greater of (i) 3% above the initial coupon and (ii) 3% above the applicable treasury yield at ARD	Yes
JPMCB9	9.00	JPMCB	iStar Leased Fee Portfolio	143,577.50	0.0025%	0.00250%	Actual/360	None	the greater of (i) the Initial Interest Rate, (ii) the 1-year swap rate at ARD and (iii) the 1-Year Treasury at ARD plus (b) 300 basis points	Yes	Fee Simple/Leasehold
JPMCB9.01	9.01	JPMCB	Hilton Salt Lake
JPMCB9.02	9.02	JPMCB	DoubleTree Seattle Airport								Fee Simple/Leasehold
JPMCB9.03	9.03	JPMCB	DoubleTree Mission Valley
JPMCB9.04	9.04	JPMCB	One Ally Center
JPMCB9.05	9.05	JPMCB	DoubleTree Sonoma
JPMCB9.06	9.06	JPMCB	DoubleTree Durango
JPMCB9.07	9.07	JPMCB	Northside Forsyth Hospital Medical Center
JPMCB9.08	9.08	JPMCB	NASA/JPSS Headquarters
JPMCB9.09	9.09	JPMCB	Dallas Market Center: Sheraton Suites
JPMCB9.1	9.10	JPMCB	Dallas Market Center: Marriott Courtyard
JPMCB9.11	9.11	JPMCB	The Buckler Apartments
JPMCB9.12	9.12	JPMCB	Lock-Up Self Storage Facility
JPMCB12	12.00	JPMCB	Portola Hotel & Spa	118,504.17	0.0025%	0.0025%	Actual/360	None
JPMCB16	16.00	JPMCB	Faudree Ranch	90,031.25	0.0025%	0.02000%	Actual/360	None
JPMCB17	17.00	JPMCB	LC Hamburg Farms	98,958.33	0.0025%	0.0025%	Actual/360	None
JPMCB19	19.00	JPMCB	City Crossing	106,220.44	0.0025%	0.0025%	Actual/360	None
JPMCB22	22.00	JPMCB	University Shopping Center	63,843.75	0.0025%	0.03250%	Actual/360	None
JPMCB25	25.00	JPMCB	Cincinnati Eastgate Holiday Inn	53,522.08	0.0025%	0.0025%	Actual/360	None
JPMCB26	26.00	JPMCB	2121 Ella Boulevard	51,127.08	0.0025%	0.04250%	Actual/360	None
JPMCB30	30.00	JPMCB	Springhill Suites Wilmington Mayfaire	42,161.10	0.0025%	0.04250%	Actual/360	None
JPMCB31	31.00	JPMCB	Long Meadow Farms	54,126.02	0.0025%	0.04250%	Actual/360	None
JPMCB33	33.00	JPMCB	Main Street Square	38,205.22	0.0025%	0.03250%	Actual/360	None
JPMCB37	37.00	JPMCB	Royal Palm Square	29,656.83	0.0025%	0.0025%	Actual/360	None

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY:
[_____]

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention: [_____]

POWER OF ATTORNEY
(JPMorgan Chase Bank, National Association)

KNOW ALL MEN BY THESE PRESENTS, that JPMorgan Chase Bank, National Association, as seller under that certain Mortgage Loan Purchase Agreement dated and effective June 14, 2017 (the “Mortgage Loan Purchase Agreement”), does hereby appoint [Midland Loan Services, a Division of PNC Bank, National Association (in such capacity, the “Master Servicer”)] [Midland Loan Services, a Division of PNC Bank, National Association (in such capacity, the “Special Servicer”)], as [master][special] servicer under the Pooling and Servicing Agreement dated as of June 1, 2017, by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and any other party thereto, as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan (as defined in the Mortgage Loan Purchase Agreement and other than any Mortgage Loan that is a Non-Serviced Mortgage Loan within the meaning of the Pooling and Servicing Agreement) which has not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto the [Master][Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the [Master][Special] Servicer shall lawfully do or cause to be done by virtue hereof; provided that, if not earlier terminated, this power of attorney shall terminate on the Rated Final Distribution Date (as defined in the Pooling and Servicing Agreement).

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__] day of [_____] 20[__].

JPMorgan Chase Bank, National Association

By:
Name:
Title:

STATE OF ___________	)
: ss.:
COUNTY OF __________	)

On the ______ day of June in the year 2017, before me, the undersigned, personally appeared _________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _____________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment

This instrument prepared by:

Name:	Cadwalader, Wickersham & Taft LLP
Address:	200 Liberty Street New York, New York 10281

EXHIBIT D

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE LOAN SELLER
REGARDING THE INDIVIDUAL MORTGAGE LOANS

(1)	Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

(2)	Whole Loan; Ownership of Mortgage Loans. Except with respect to each Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the Other Securitization), participation (other than with respect to any Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(3)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor

D-1

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Borrower and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Borrower nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived,

D-2

impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since May 26, 2017.

(7)	Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding endorsement or assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such

D-3

property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Borrower.

(10)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other

D-4

than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)	Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Borrower and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)	Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if

D-5

left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)	Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the Other Securitization) and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

D-6

(17)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full

D-7

insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

D-8

(19)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)	No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date,

D-9

provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)	Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(24)	Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(25)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Borrower.

(26)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws,

D-10

zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)	Licenses and Permits. Each Borrower covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Borrower; (ii) Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower or (iii) transfers of either the Mortgaged Property or equity interests in Borrower made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained

D-11

in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Borrower’s fraud or intentional misrepresentation; (iii) willful misconduct by the Borrower or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Borrower, guarantor, property manager or their affiliates, employees or agents.

(29)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of

D-12

the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of

D-13

the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Exhibit D, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate

D-14

and apart from those of any other person (other than a Borrower for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Borrower is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)	Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the

D-15

ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(a)	The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)	The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(c)	The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(e)	The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

D-16

(g)	The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(i)	The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)	ARD Loan. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately

D-17

after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Borrower elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)	Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Borrower or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(40)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period,

D-18

would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit D. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)	Bankruptcy. In respect of each Mortgage Loan, the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)	Organization of Borrower. The Mortgage Loan Seller has obtained an organizational chart or other description of each Borrower which identifies all beneficial controlling owners of the Borrower (i.e., managing members, general partners or similar controlling person for such Borrower) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)	Environmental Conditions. At origination, each Borrower represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not

D-19

reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule D-2 to Exhibit D, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule D-2 to Exhibit D (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP,

D-20

ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Borrower (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

(44)	Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

D-21

(46)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(47)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)	Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Borrower, and no funds have been received from any person other than the related Borrower or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Borrower.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

D-22

SCHEDULE D-1 TO EXHIBIT D

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Representation numbers referred to below relate to the corresponding Mortgage Loan representations and warranties set forth in Exhibit D to the Mortgage Loan Purchase Agreement.

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
4	Starwood Capital Group Hotel Portfolio	(5) Hospitality Provisions	The Mortgage Loan documents contain executed comfort letters in favor of JPMCB on behalf of the lenders under the Mortgage Loan documents. The comfort letters will be enforceable by the Trust, if, either timely notice is provided to the franchisor or timely notice is provided and the franchisor issues a new comfort letter. The comfort letters requiring a new comfort letter in connection with a transfer to the Trust provide that, subject to the satisfaction of certain conditions, the franchisor is required to issue a new comfort letter in connection with the transfer of the Mortgage Loan evidenced by Note A-1 to a securitization. On or after the Closing Date, JPMCB or its designee will provide written notice of the transfer to the franchisor, and, if applicable, request a new comfort letter.
25	Cincinnati Eastgate Holiday Inn	(5) Hospitality Provisions	The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the trustee of a securitization. In connection with a securitization, the franchisor is required to issue a replacement comfort letter in favor of the trustee on the franchisor’s then-current form upon 30-day advance written request from the lender.
1, 2, 4, 6, 7,	245 Park Avenue,	(7) Lien; Valid	The related Mortgages and any related

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
9	Gateway Net Lease Portfolio, Starwood Capital Group Hotel Portfolio, 211 Main Street, 740 Madison and iStar Leased Fee Portfolio	Assignment	assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
4	Starwood Capital Group Hotel Portfolio	(8) Permitted Liens; Title Insurance

The Holiday Inn Express & Suites Terrell Mortgaged Property is subject to a repurchase option by the developer in the event that the covenants, conditions and restriction of the related declaration (the “Declaration”) are violated. The Mortgage Loan documents provide a loss recourse carveout in the event that such a repurchase occurs.

With respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or its affiliates, the franchisor has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the Borrower’s interest in the franchise agreement or an ownership interest in the Borrower or a controlling affiliate to a competitor of the franchisor (as defined in the franchise agreement). The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process. Such right is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” as defined under the franchise agreement, but will apply to subsequent transfers.

9	iStar Leased Fee Portfolio	(8) Permitted Liens; Title Insurance	With respect to the iStar Leased Fee Portfolio – One Ally Center Mortgaged

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Property, the tenant has a right of first refusal to purchase the Mortgaged Property at any time during the term of the lease. If the Borrower receives a bona fide offer from a third party to purchase the Mortgaged Property which the Borrower desires to accept, the Borrower will give notice to the tenant describing the terms of the offer and the tenant has 18 days to exercise its purchase right. If exercised, the tenant must purchase the Mortgaged Property on the terms set forth in the third party offer within 60 days after the date of the tenant’s acceptance of the offer. The tenant’s right of first refusal does not apply in connection with a foreclosure, deed-in lieu of foreclosure or any other enforcement action under the Mortgage Loan documents provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.

With respect to the iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center Mortgaged Property, the tenant has a right of first refusal to purchase the Mortgaged Property if the Borrower receives a bona fide offer to sell the Mortgaged Property to a third party not affiliated with the Borrower, the tenant or the guarantor, which the Borrower desires to accept. Tenant must exercise such right to purchase within 20 days of receipt of notice of such offer. Tenant’s right of first refusal will not apply to any transfer or other conveyance of the Mortgaged Property as part of a transfer by the Borrower and its affiliates of not less than three other real properties in a combined sale of such parcels under a contract. The

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

tenant’s right of first refusal will also not apply to any conveyance due to a condemnation, foreclosure or deed-in-lieu of foreclosure.

With respect to the iStar Leased Fee Portfolio – NASA/JPSS Headquarters Mortgaged Property, if the Borrower decides to sell the Mortgaged Property, the Borrower is required to notify the tenant of its intent to sell the Mortgaged Property and the terms of such sale prior to soliciting offers for the sale of such Mortgaged Property. The tenant may accept such offer within 10 days after such notice is given, with purchase of the Mortgaged Property to be completed within 60 days after the tenant accepts such offer. Such right of first offer is not applicable to the grant of any security, any mortgage, any sale of the Mortgaged Property after the foreclosure of any mortgage or deed in lieu of foreclosure of any mortgage.

With respect to the iStar Leased Fee Portfolio – Buckler Apartments Mortgaged Property, the tenant has a right of first offer and a right of first refusal with respect to the Mortgaged Property. If at any time during the term of the lease, the Borrower desires to sell the Mortgaged Property, the Borrower must, prior to soliciting offers for the sale of the Mortgaged Property, provide notice to the tenant of its intent to sell and the terms of its offer. Tenant will have 10 business days from receipt of such notice to accept the offer, and 60 calendar days from the date of acceptance to complete the sale of the Mortgaged Property. If the Borrower receives an offer for the purchase of 50% or more of the Mortgaged Property

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
which the Borrower wishes to accept, the Borrower will notify the tenant with the terms of such offer and tenant will have 10 calendar days from the date of notice to accept such offer. Tenant’s right of first offer and right of first refusal will not apply to any transfer or other conveyance of the Mortgaged Property as part of a transfer by the Borrower and its affiliates of not less than three other real properties in a combined sale of such parcels under a contract. The tenant’s right of first refusal will also not apply to any conveyance due to a condemnation, foreclosure or deed-in-lieu of foreclosure.
25	Cincinnati Eastgate Holiday Inn	(8) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a Declaration of Rights and Restrictions (the “REOA”), dated as of December 21, 2007, between CBL/Eastgate Mall, LLC, the developer of the property (“Developer”), and the Borrower, pursuant to which Developer has a right to repurchase the Mortgaged Property at fair market value upon (i) discontinuance of operation of the hotel for more than ninety (90) consecutive days, subject to force majeure, (ii) failure to restore the hotel within eighteen (18) months following a casualty (or such longer period as necessary so long as the Borrower is diligently working to complete the restoration), or (iii) a change in use to any business that is not a business approved by Developer or a full service or qualified limited service hotel operating under a Hilton, Hyatt, Marriott, Starwood or Intercontinental flag (each of the foregoing, a “Triggering Event”). Developer is

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
required to provide notice and the appraisal used to determine the fair market value to the lender. Developer is also required to pay the repurchase price to the lender to satisfy the debt, and any deficiency or any amounts that are payable by the lender to the developer or any appraiser under the REOA following a Triggering Event is a loss carveout under the Mortgage Loan documents. Furthermore, the lender may initiate a foreclosure of the hotel and thereafter cure any Triggering Event, which cure would negate Developer’s exercise of its repurchase option (but would be subject to any future Triggering Event).
30	Springhill Suites Wilmington Mayfaire	(8) Permitted Liens; Title Insurance	The franchisor has a right of first refusal in the event of a proposed transfer of the hotel or a controlling interest in the Borrower to a competitor of the franchisor (as defined in the franchise agreement). Under the comfort letter, such right has been subordinated to a foreclosure, but it will apply to subsequent transfers.
1	245 Park Avenue	(9) Junior Liens	There are three mezzanine loans, each held by a third party investor: (i) a mezzanine A loan with an original principal balance of $236,500,000; (ii) a mezzanine B loan with the original principal balance of $221,000,000; and (iii) a mezzanine C loan with an original principal balance of $110,500,000. The mezzanine loans were co-originated by JPMCB, Natixis Real Estate Capital, LLC, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC. In connection with the mezzanine loans, the Whole Loan holders and the mezzanine lenders have

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
4	Starwood Capital Group Hotel Portfolio	(9) Junior Liens	The Mortgage Loan documents provide that on the earlier of (i) the one year anniversary of the origination date and (ii) the date the Whole Loan is securitized in full, and provided no event of default then exists, certain direct or indirect owners of the Borrowers (which may be newly formed entities) that meet the requirements of a special purpose entity (subject to such modifications to such definition as shall be required to reflect that such mezzanine borrower will own 100% of the membership interests in the Borrowers or an owner of Borrowers) is permitted to obtain mezzanine financing secured by 100% of the direct or indirect ownership interests in the Borrowers, upon certain terms and conditions including: (i) the Mortgaged Properties, as of the origination date of the mezzanine loan, will have a combined loan-to-value ratio of not more than 64.9%; (ii) the debt service coverage ratio (calculated including the mezzanine loan), as of the origination date of the mezzanine loan, is not less than 2.65x; and (iii) the lenders enter into an intercreditor agreement satisfactory to the lender’s reasonable discretion.
16	Faudree Ranch	(9) Junior Liens	In connection with a transfer of the Mortgaged Property to an unaffiliated third party and assumption of the Mortgage Loan in accordance with the Mortgage Loan documents, the owners of the transferee are permitted to obtain a mezzanine loan upon satisfaction of

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
certain conditions, which include (but are not limited to) the following: (i) a combined loan-to-value ratio of not greater than 66%; (ii) the projected DSCR (taking into account the mezzanine loan) based on the 12 month period following the making of such mezzanine loan is not less than 1.50x to 1.00x; and (iii) the execution of an intercreditor agreement reasonably satisfactory to the lender.
1, 2, 4, 6, 7, 9	245 Park Avenue, Gateway Net Lease Portfolio, Starwood Capital Group Hotel Portfolio, 211 Main Street, 740 Madison and iStar Leased Fee Portfolio	(10) Assignment of Leases and Rents	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loans on a pari passu basis.
2	Gateway Net Lease Portfolio	(12) Condition of Property	The property condition reports obtained at origination of the Mortgage Loan recommended certain required repairs at the Mortgaged Properties in the aggregate amount of $201,782, which includes, among other repairs, replacement of chain link fence repairs to the windows at the Synchrony Financial Mortgaged Property, repairs to the asphalt pavement at the Vatterott College Mortgaged Property, overlaying and striping of the asphalt pavement at the Gerdau Mortgaged Property and replacement of damaged areas of the concrete pavement at the Sikorsky Aircraft R&D Facility Mortgaged Property. The Borrowers were not required to reserve any funds at origination of the Mortgage Loan for such deferred maintenance. It is an event

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
of default under the Mortgage Loan documents if Borrowers do not complete such required repairs at each applicable individual Mortgaged Property by the required deadline for each repair as set forth in the Mortgage Loan documents.
9	iStar Leased Fee Portfolio	(14) Condemnation	With respect to Northside Forsyth Hospital Medical Center, the Borrower has received notice, dated March 3, 2017, from an appraiser engaged by the Georgia Department of Transportation of a proposed right of way as part of a road widening project that may result in a partial condemnation at the Mortgaged Property in connection with the widening.
7	740 Madison	(15) Actions Concerning Mortgage Loans	Wildenstein & Co. Inc., the guarantor, is a defendant in a pending breach of contract lawsuit for which the plaintiff is seeking $875,000. The trial date has not been scheduled.
12	Portola Hotel & Spa	(15) Actions Concerning Mortgage Loans	Pursuant to a lease for a ballroom between the Borrower and the City of Monterey, the Borrower owns a leasehold interest in 10,655 square feet of ballroom space, located at the City of Monterey Conference Center, which shares a common entrance with the Mortgaged Property but is not part of the collateral for the Mortgage Loan. There is an ongoing litigation between the Borrower and the City of Monterey disputing which party is responsible for the cost of improvements to the property lobby and the City of Monterey’s removal of a stairwell providing access to the ballroom space, resulting from the City of Monterey’s Conference Center’s renovation. At origination, the Borrower deposited $119,477 for the withheld rent

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
and other charges that have not been paid to the City pursuant to the ballroom lease provisions. In addition, so long as the Borrower continues to withhold the rent payments pursuant to the ballroom lease, the Borrower is required to reserve monthly the greater of (i) $17,069 and (ii) the sum of the minimum annual rental and addition rent (both as defined in the lease) as due for the corresponding month. Such reserve is to be maintained until the lender receives evidence the ballroom lease litigation is resolved and the Borrower owes no financial obligations to the City other than any future payments due pursuant to the lease. If at any time the lender determines that the lease is in imminent danger of being terminated for nonpayment, the lender has the right to utilize amounts on deposit in the reserve to pay such amounts due on the Borrower’s behalf. The Mortgage Loan documents also include a carve-out for losses incurred as a result of the litigation with the City.
19	City Crossing	(15) Actions Concerning Mortgage Loans	Two of the sponsors and nonrecourse carveout guarantors, David Sedgh and Isaac Sidaoui, are defendants in a lawsuit filed by a brother of David Sedgh, relating to three buildings on 125th Street in New York City and the limited liability companies that own the buildings. The plaintiff is bringing claims of breach of fiduciary duty to the companies and to himself, breach of contract, breach of the covenants of good faith and fair dealing, conversion and unjust enrichment and is seeking compensatory and punitive damages and an accounting by the court. The plaintiff alleges that the guarantors engaged in a

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
course of misconduct including diverting funds from the companies to pay a management fee, attorneys’ fees and other parties, breached certain provisions of the operating agreements for the companies and engaged in a pattern of self-dealing. The defendants are defending the claims and the case is pending.
37	Royal Palm Square	(15) Actions Concerning Mortgage Loans	Daniel Kodsi, the carveout guarantor, is a defendant in a lawsuit in which the plaintiff is alleging that the defendants failed to timely deliver new condominium units to the plaintiff and seeking damages of $1,940,000 for claims of fraudulent transfers and fraud. According to the Borrower, the guarantor’s maximum potential liability would be approximately $1,000,000. The case is pending and no trial date has been scheduled.
2	Gateway Net Lease Portfolio	(17) No Holdbacks	At origination of the Mortgage Loan, $10,720,000 in proceeds were held back in a reserve in connection with the ongoing construction at two properties. The Borrowers are required to add the properties as collateral for the Mortgage Loan in connection with the release of the earnout reserve.
2	Gateway Net Lease Portfolio	(18) Insurance	The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is, with respect to each individual Mortgaged Property, the greater of (i) $1,500,000 and (ii) 5% of the allocated Whole Loan amount, rather than 5% of the then outstanding principal balance of the Mortgage Loan.
1	245 Park Avenue	(18) Insurance	If the Borrower elects to have the

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $42,000,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

The Borrower may maintain property all-risk insurance with a deductible that does not exceed $250,000 for all such insurance coverage.

4	Starwood Capital Group Hotel Portfolio	(18) Insurance

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original allocated Whole Loan amount for the applicable Mortgaged Property, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

If the Borrowers elect to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage and 100% of the primary layer of coverage (or 75% if such syndicate consists of

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining insurers are required to have a claims paying ability rating of “BBB” or better by S&P. The Borrowers may maintain a portion of the coverage required under the Whole Loan documents with insurance companies which do not meet the requirements set forth in the Whole Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the Borrowers are required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Whole Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Borrowers are required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Whole Loan documents.
6	211 Main Street	(18) Insurance	The Borrower may maintain property all-risk insurance with a deductible that does not exceed $250,000 for all such insurance coverage; provided, however, with respect to terrorism, providing for a deductible not to exceed $500,000 and with respect to flood, windstorm and earthquake coverage, providing for a deductible not to exceed 5% of the total insurable value of the property, subject to a $1,000,000 minimum, except that to the extent the Borrower provides a guaranty acceptable to the lender and after a securitization the applicable

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Rating Agencies have provided a Rating Agency confirmation with respect to such guaranty, such deductible may be increased; provided such deductible is required be capped at 15% of the total insurable value of the Mortgaged Property and, in no event may the liability under any such guaranty, when aggregated with the liability under any guaranty delivered in connection with any alterations of the Mortgaged Property or contesting any lien or charge under the Whole Loan documents exceed 10% of the original principal balance of the Mortgage Loan; provided further that (a) the Borrower may utilize a $3,000,000 aggregate deductible stop loss subject to a $25,000 per occurrence deductible and a $25,000 maintenance deductible following the exhaustion of the aggregate, and (b) the aggregate stop loss does not apply to any losses arising from named windstorm, earthquake or flood.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (a) at least 60% of the insurance coverage (or 75% if such syndicate consists of four or fewer members) and 100% of the first layer of insurance coverage is required be provided by insurance companies having a claims paying ability rating of “A” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the securitization and is rating the insurance company) and (b) the remaining 40% of the insurance coverage (or the remaining 25% if such

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

syndicate consists of four or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB+” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the securitization and is rating the insurance company).

Rent loss insurance is required to be on an actual loss sustained basis for the entire period of restoration.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $5,500,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

7	740 Madison	(18) Insurance

The Mortgage Loan documents provide that the Borrower is not required to maintain the insurance policies required by the Mortgage Loan agreement, provided that: (i) the lease for the sole tenant (the “Bottega Lease”) is in full force and effect; (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Bottega Lease; and (iii) the sole tenant maintains or causes to be maintained coverage for the space demised to the sole tenant that meets the requirements set forth in the Mortgage Loan documents, including, without limitation, naming the lender as mortgagee/loss payee. As of the origination date of the Mortgage Loan, however, the Borrower was maintaining all insurance under a blanket policy.

If, pursuant to the terms of the Bottega

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Lease, the sole tenant is required to restore the Mortgaged Property, the lender is required to make the net proceeds available to the Borrower in accordance with the terms of the Bottega Lease; provided, however, if such net proceeds are received in respect of insurance policies maintained by the Borrower, such net proceeds are required to be disbursed in accordance with the terms and conditions of the Mortgage Loan documents.
9	iStar Leased Fee Portfolio	(18) Insurance	The Mortgage Loan documents permit deductible of, with respect to flood, up to $100,000 or $500,000 in high hazard flood zones as designated by FEMA, and with respect to the general commercial liability coverage, up to $500,000 for the Mortgaged Properties subject to master liability program maintained by Hilton Worldwide Holdings Inc.; (ii) the “all risk” property insurance coverage has a loss limit of $150,000,000; (iii) any insurance policies provided in accordance with the Mortgage Loan documents may not be materially changed (other than to increase the coverage), terminated or cancelled without at least 30 days’ prior written notice to the lender; (iv) the Mortgage Loan documents permit the Borrower to maintain policies which (A) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements specified in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”), provided that the Borrower has received the lender’s prior written consent thereto

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
and the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy; (v) in the event no leasehold mortgage is in place at an individual Mortgaged Property and so long as a tenant maintains property insurance coverage that (A) satisfies the requirements under the related leased fee lease with respect to such Mortgaged Property and (B) satisfies the insurance requirements under the Mortgage Loan documents (except that a $500,000 property and terrorism deductible under the master program maintained by Hilton Worldwide Holdings Inc. is permitted under the Mortgage Loan documents), the tenant’s property insurance will serve as the primary insurance, and the Borrower may maintain property insurance insuring the improvements at the Mortgaged Property; (vi) with respect to the Buckler Apartments Mortgaged Property, the Borrower’s obligation to maintain the following insurance coverage is suspended for so long (A) as no termination or similar event has occurred with respect to the ground lease at the Mortgaged Property between the borrower and the tenant (each of the foregoing lease and any similar ground leases at any other individual Mortgaged Properties, a “Leased Fee Lease”) and (B) the tenant at such Mortgaged Property maintains the insurance coverage required by the Leased Fee Lease as of the origination date: (I) property insurance, (II) business interruption insurance, (III) insurances during times of structural construction, (IV) boiler and machinery insurance, (V) flood insurance and (VI) earthquake insurance; (vii) with respect to the

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Mortgaged Properties known as Northside Forsyth Hospital Medical Center, One Ally Center, NASA/JPSS Headquarters, Dallas Market Center: Marriott Courtyard, Dallas Market Center: Sheraton Suites and Lock-Up Self-Storage Facility Mortgaged Properties, the Borrower’s obligation to maintain the following insurance coverage is suspended for so long (a) as no termination or similar event has occurred with respect to any applicable Leased Fee Lease and (b) the tenant at such Mortgaged Property maintains the insurance coverage required by the leased fee lease as of the origination date: (I) property insurance, (II) business interruption insurance, (III) insurances during times of structural construction, (IV) boiler and machinery insurance, (V) flood insurance and (VI) earthquake insurance. With respect to the foregoing, if the tenant does not maintain the insurance required by the leased fee lease as of the origination date, the Borrower will only be required to purchase property insurance coverage at the individual Mortgaged Property in which the Borrower has an insurable interest and can purchase such commercial property insurance coverage at commercially reasonable rates.
16	Faudree Ranch	(18) Insurance	The Mortgage Loan documents permit insurance through Steadfast Insurance Company so long as the same is rated at least “A” by S&P, Aspen Specialty Insurance Company so long as the same is rated at least “A:XV” in the current Best’s Insurance Reports and Starr Surplus Lines Insurance Company so long as the same is rated at least “A:XV” in the current Best’s Insurance Reports

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
and such insurers maintain their current position and participation amounts within the syndicate insuring the Mortgaged Property. It being agreed that Borrower will replace such insurer with an insurer meeting the rating requirements in the Mortgage Loan documents: (i) in the event such insurer’s rating is withdrawn or downgraded below the above ratings and (ii) at renewal of the current policy term on December 15, 2017.
22	University Shopping Center	(18) Insurance	The Borrower may maintain commercial general liability insurance with a deductible that does not exceed $25,000.
25	Cincinnati Eastgate Holiday Inn	(18) Insurance	If the Borrower elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A:VIII” or better by Best’s Insurance Reports and “A” (or the equivalent) or better by two or more rating agencies (one of which is required to be S&P and one of which is required to be Moody’s and/or Fitch, if either rating agency is rating the Certificates), and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” (or the equivalent) or better by such rating agencies. Notwithstanding the foregoing, the Borrower may maintain a portion of the property casualty coverage with Ironshore Specialty

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Insurance Company in its participation amount as of the origination date of the Mortgage Loan, provided that the Borrower provides reinsurance with respect to such insurer with a “cut-through” endorsement that is acceptable to the lender and rating agencies and from an insurance company with a claims paying ability that meets the claims-paying rating requirements provided in the Mortgage Loan documents.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is five percent (5%) of the original principal balance of the Mortgage Loan, rather than five percent (5%) of the then outstanding principal amount of the Mortgage Loan.

The Borrower may maintain commercial general liability insurance with a deductible or self-insured retention that does not exceed $250,000.

2	Gateway Net Lease Portfolio	(19) Access; Utilities; Separate Tax Lots	The FedEx Baltimore Mortgaged Property is part of a larger tax parcel. Under the related ground lease, the ground lessor has agreed to obtain a separate tax parcel for the Mortgaged Property. The Borrower is required to use commercially reasonable efforts to cause the ground lessor to comply with its agreement, but the Borrower is not required to threaten or declare a default by the ground lessor. Within five business days of the creation of the new tax parcel by the county, the Borrower is required to deliver a separate tax parcel endorsement to the title policy with respect to the Mortgaged Property.

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
4	Starwood Capital Group Hotel Portfolio	(26) Local Law Compliance	Certain Mortgaged Properties are legal non-conforming with respect to use due to changes in zoning regulations subsequent to their development, and the applicable zoning regulations provide that the related individual Mortgaged Properties may not be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to a casualty or destruction, (a) in the case of the Hampton Inn Danville Mortgaged Property, if such restoration is not started within one year from the date of such damage, (b) in the case of the Larkspur Landing Milpitas Mortgaged Property, if more than 75% of the current value of the structure is destroyed, (c) in the case of Larkspur Landing Sunnyvale Mortgaged Property, if more than 50% of the value of the structure is destroyed, and (d) in the case of the Holiday Inn Arlington Northeast Rangers Ballpark Mortgaged Property, if either of the legal non-conforming use is discontinued for more than 180 days, or more than 50% of the fair market value of the structure is damaged.
12	Portola Hotel & Spa	(26) Local Law Compliance	The Mortgaged Property is legal nonconforming as to use, setbacks, lot area and density. The applicable zoning ordinance provides that any building or structure containing a nonconforming use, which has been damaged in the event of a casualty, may be rebuilt and continued for the same use existing prior to such casualty, to the extent reconstruction is commenced within 18 months after such casualty and diligently pursued to completion and the

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

non-conforming structure is not extended beyond the original footprint.

In addition, the zoning report indicates (A) there currently exists two open zoning code violations pertaining to tenants, which include: (i) unauthorized sign/attention getting device obstructing right-of-way (ii) a violation of Use Permit 15-003 pertaining to the outdoor storage/display of vehicles, and the Mortgage Loan documents contain a recourse carve-out for losses suffered by the lender for the Borrower’s failure to resolve the violations and (B) the fire prevention technician for the City of Monterey could not confirm or deny the presence of any fire code violations at 2 Portola Plaza due to ongoing construction. The Borrower executed a post-closing letter requiring, within 30 days following origination or, if the Borrower cannot deliver the updated zoning report within such 30 days, then, so long as the Borrower is diligently pursuing the same, within 90 days following origination, the delivery of an updated zoning report reflecting no open fire code violations following completion of the construction. The Mortgage Loan agreement contains a loss recourse carve-out against the Borrower and guarantor for any fire code violations.

19	Gateway Net Lease Portfolio	(28) Recourse Obligations	There is no separate nonrecourse carve-out guarantor, and the Borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the Mortgage Loan documents or the environmental indemnity.

The carve-out for waste is limited to

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
material intentional physical waste of any Mortgaged Property.
1	245 Park Avenue	(28) Recourse Obligations	The carve-out for material physical waste is limited to the intentional acts or omissions of the Borrower.

The carve-out for misapplication, misappropriation or conversion of insurance proceeds, condemnation awards or rents during the continuance of an event of default only includes misapplication of such amounts to the extent the misapplication remains uncured.

The carve-out for transfers in violation of the Mortgage Loan documents excludes de minimis transfers of personal property in the ordinary course of business.
4	Starwood Capital Group Hotel Portfolio	(28) Recourse Obligations

The related guaranty provides that the liability of the nonrecourse carve-out guarantor for breaches or violations of the full recourse provisions related bankruptcy or insolvency actions under the Mortgage Loan agreement are capped at 20% of the Starwood Capital Group Hotel Portfolio Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the other Mortgage Loan documents.

The indemnification obligations of the Borrowers and guarantor under the related environmental indemnity will cease and terminate (a) with respect to the Mortgaged Properties at any time after the second anniversary of repayment in full of the Whole Loan, whether at maturity, as a result of

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

acceleration, in connection with prepayment or otherwise, or (b) with respect to any individual Mortgaged Property that is released from the lien of the applicable security instrument in accordance with the terms of the Mortgage Loan agreement, at any time after the second anniversary of the effective date of such prepayment, provided that the lender is provided with an updated environmental report of the Mortgaged Properties (or, in the case of a release, the related individual Mortgaged Property) indicating to lender’s reasonable satisfaction that there are no hazardous substances located on, in, above or under such Mortgaged Property(ies) in violation of any applicable environmental laws.

The carve-out for misapplication, misappropriation or conversion of rents after an event of default, insurance proceeds and condemnation awards is limited to misappropriation of such funds.

The carve-out for waste is limited to intentional physical waste by a Borrower, single purpose entity principal, operating lessee or guarantor, and there is no liability with respect to any acts resulting from insufficient net cash flow or the lender’s failure or refusal to allow the Borrowers to use net cash flow for such purposes.

The full recourse carve-out for transfers in violation of the Mortgage Loan documents is limited to transfers of an individual Mortgaged Property or other collateral or if there is a change in control of the Borrowers, any single purpose entity principal or the operating

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

lessees in violation of the Whole Loan documents.

There is no carve-out for failure to deliver security deposits upon a foreclosure or deed in lieu of foreclosure.

The Mortgage Loan documents provide for recourse for losses and damages sustained in the case of material breaches of the environmental covenants in the Mortgage Loan documents.

6	211 Main Street	(28) Recourse Obligations

The aggregate liability of the guarantor with respect to all full recourse carve-outs in the Mortgage Loan documents may not exceed an amount equal to 15% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred).

The carve-out for intentional misrepresentations is limited to material and willful misrepresentations.

The carve-out for misapplication, misappropriation or conversion of rents after an event of default, insurance proceeds and condemnation awards is limited to misappropriation or conversion of such funds in a manner prohibited by the Mortgage Loan documents. The carve-out is also limited to rents during the continuance of an event of default.

There is no carve-out for failure to deliver security deposits upon a foreclosure or deed in lieu of foreclosure.

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Any sale or pledge of the Mortgaged Property or transfer of the ownership interests in the Borrower made in violation of the Mortgage Loan documents is not a full recourse carve-out but only a loss carve-out.

There is no carve-out for material physical waste to the Mortgaged Property. There is a loss carve-out for willful misconduct by the Borrower, the guarantor, or any their respective affiliates that results in physical damage or waste to the Mortgaged Property.

The guarantor is not a party to the environmental indemnity, and the Borrower is the sole party liable for any breaches or violations of the environmental indemnity. In lieu of the guarantor’s indemnity, the Borrower provided an environmental insurance policy to cover environmental losses at the Mortgaged Property.

The indemnification obligations of the Borrower will terminate two (2) years after the full and indefeasible payment by the Borrower of the Whole Loan, provided that at the time of such payment of the loan, the Borrower furnishes to the lender an updated environmental report in form and substance, and from an environmental consultant reasonably acceptable to the lender and the Rating Agencies (provided that such environmental report is (i) in the form and substance of the environmental report submitted at origination and (ii) prepared by the environmental consultant that prepared the environmental report submitted at origination), which updated environmental report(s) disclose(s), as

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report submitted at origination) (A) non-compliance with or violation of applicable environmental law (or permits issued pursuant to environmental law) in connection with the Mortgaged Property or operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings directly connected with any matter addressed in the indemnity or (D) presence or release of and hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental law.

The full recourse carve-out for involuntary bankruptcy filings does not include “acquiescing” to a bankruptcy filing.

7	740 Madison	(28) Recourse Obligations	The full recourse carve-out for transfers in violation of the Mortgage Loan documents is limited to transfers resulting in a change in the majority ownership of the Borrower or the transfer of title to the Mortgaged Property. The Borrower’s failure to obtain the lender’s prior written consent to any transfer other than the transfers in the foregoing sentence is a loss carve-out under the Mortgage Loan documents.

The obligations and liabilities of the Borrower and the guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting twenty-four (24) months after

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
payment in full of the Mortgage Loan when all of the following conditions are satisfied: (i) the Whole Loan has been paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the origination date and the date the Whole Loan is paid in full, in any applicable environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Whole Loan is paid in full, and (iii) the indemnitee has received, at the expense of the Borrower and the guarantor, an updated Phase I or Phase II environmental report (to the extent required by the Phase I environmental report) for the Mortgaged Property dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.
9	iStar Leased Fee Portfolio	(28) Recourse Obligations

The Mortgage Loan is full recourse to the Borrower and the guarantor for voluntary transfers of any material portion of any individual Mortgaged Property in the portfolio or any voluntary act that causes a change (directly or indirectly) in the ownership of any Mortgagor and/or any general partner (if the Mortgagor is a partnership) or member (if the Mortgagor is a limited liability

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

company) to the extent such ownership change required Mortgagee’s consent under the Mortgage Loan documents.

The carve-out for physical waste is limited to physical waste resulting from intentional acts or omissions of the Borrower, the Borrower’s single purpose entity member or general partner, the Borrower’s affiliated property manager and the guarantor.

The indemnification obligations of Indemnitor hereunder shall terminate (except with respect to any then pending or asserted claims or actions subject to environmental indemnification) with regard to any individual Mortgaged Property two (2) years after the full and indefeasible payment by the Borrower and the guarantor of the Mortgage Loan, provided that at the time of such payment, the Borrower and the guarantor furnish to the indemnitees a Phase I environmental report with respect to such individual Mortgaged Property, which report is from an environmental consultant reasonably acceptable to the indemnitees, which updated environmental report(s) disclose, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered to the indemnitees by the Borrower and the guarantor in connection with the origination of the Mortgage Loan) (A) non-compliance with or violation in any material respect of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with such individual Mortgaged Property or operations thereon, (B) environmental liens

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

encumbering such individual Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the environmental indemnity agreement or (D) presence or release of any hazardous substances in, on, under or from such individual Mortgaged Property, excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to any individual Mortgaged Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all environmental laws, that has not been fully remediated in accordance with all applicable environmental laws.
12	Portola Hotel & Spa	(28) Recourse Obligations

The full recourse carve-out for involuntary bankruptcy filings does not include “acquiescing” to a bankruptcy filing.

The obligations and liabilities of Borrower and the guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting 18 months after payment in full of the Mortgage Loan when all of the following conditions are satisfied: (i) the Mortgage Loan has paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the origination date and the date the Mortgage Loan is paid in full, in any applicable environmental law, the effect of which change would make a lender or

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, and (iii) the indemnitee has received, at the expense of the Borrower and the guarantor, an updated environmental report for the Mortgaged Property dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.
16	Faudree Ranch	(28) Recourse Obligations	The indemnification obligations of the Borrower and the guarantors will terminate two years after the full and indefeasible payment by the Borrower of the Mortgage Loan, provided that at the time of such payment of the Mortgage Loan, the Borrower or guarantors furnishes to the lender an updated environmental report in form and substance, and from an environmental consultant reasonably acceptable to the lender and, if reasonably required by lender, acceptable to the rating agencies which updated environmental report discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the Mortgage Loan) (A) material non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental law) in connection with the Mortgaged Property or operations

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the environmental indemnity or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that is not either in compliance with environmental laws or has not been fully remediated in accordance with all applicable environmental law.
25	Cincinnati Eastgate Holiday Inn	(28) Recourse Obligations

There is no carve-out for failure to deliver security deposits upon a foreclosure or deed in lieu of foreclosure except to the extent applied in accordance with the leases.

The carve-out for material physical waste is limited to (i) intentional waste, and (ii) the extent net operating income made available to the Borrower was sufficient to pay such charges (so long as any insufficiency of the net operating income does not arise from the intentional misappropriation or conversion of revenues with respect to the Mortgaged Property).

The indemnification obligations of the Borrower and the guarantor under the environmental indemnity terminate three (3) years after the full and indefeasible payment of the Mortgage Loan, provided that at the time of such payment, the Borrower or guarantor delivers a Phase I environmental report from an environmental consultant reasonably acceptable to the lender and the rating agencies, which updated environmental report(s) disclose, as of the date of such repayment, no actual or

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

threatened (other than as disclosed in the report delivered in connection with the origination of the Mortgage Loan) (i) noncompliance with or violation of applicable environmental laws (or permits issued pursuant to any environmental law) in connection with the Mortgaged Property or operations thereon, (ii) environmental liens encumbering the Mortgaged Property, (iii) administrative processes or proceedings or judicial proceedings in directly connected with any matter addressed in the indemnity or (iv) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable laws.

The carve-out for intentional misrepresentations is limited to material intentional misrepresentations in connection with the Mortgage Loan.

The carve-out for involuntary bankruptcy filings consented or acquiesced to or joined in by the Borrower excludes any action that may be required to avoid violating Rule 9011 of the Federal Rules of Bankruptcy Procedure.

The carve-out for failing to obtain the lender’s consent to any transfer as required by the Mortgage Loan documents excludes (i) any transfer made by a receiver appointed for the Mortgaged Property so long as the Borrower, its single purpose entity principal, the guarantor and their respective affiliates did not collude or cooperate with or consent to such transfer, (ii) any lease of the Mortgaged

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Property (other than a lease of substantially all of the Mortgaged Property) entered into in violation of the Mortgage Loan documents, or (iii) a transfer made pursuant to the exercise of the Developer’s repurchase right under the REOA in accordance with the Mortgage Loan documents.

The carve-out for misapplication, misappropriation or conversion of rents after an event of default is limited to rents during the continuance of an event of default.

30	Springhill Suites Wilmington Mayfaire	(28) Recourse Obligations

The carve-out for material physical waste is limited to intentional material physical waste by the Borrower, the borrower’s single purpose entity managing member or the guarantor (to the extent there exists sufficient cash flow from the property that is made available to the Borrower).

Following the repayment and satisfaction of the Mortgage Loan, provided that upon or after such repayment, the Borrower and the guarantor deliver to the lender a Phase I environmental report reasonably acceptable to the lender reflecting that the Mortgaged Property is free from hazardous substances that violate the environmental laws, the Borrower and the guarantor will be released from their liabilities and obligations under the environmental indemnity agreement on the second anniversary of the date on which the lender receives such acceptable Phase I environmental report.

26	2121 Ella Boulevard	(28) Recourse Obligations	The obligations and liabilities of the Borrower and the guarantor with respect to environmental issues under the

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim starting two (2) years after payment in full of the Mortgage Loan, provided that, at the time of such payment, the Borrower and the guarantor furnish to the lender, at the Mortgagor’s sole cost and expense, a Phase I environmental report with respect to the Mortgaged Property, which report is from an environmental consultant reasonably acceptable to the lender and the Rating Agencies, which environmental report discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered to the lender by Borrower and the guarantor in connection with the origination of the Mortgage Loan) (A) non-compliance with or violation of applicable environmental law (or permits issued pursuant to environmental law) in connection with the Mortgaged Property or operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the environmental indemnity or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental law.
33	Main Street Square	(28) Recourse Obligations	The obligations and liabilities of the Borrower and the guarantor with respect to environmental issues under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

claim starting three (3) years after payment in full of the Mortgage Loan when all of the following conditions are satisfied: (i) the Borrower and the guarantor furnishes to the indemnitee a Phase I environmental report with respect to the Mortgaged Property, which report is from an environmental consultant reasonably acceptable to the lender and the Rating Agencies, which environmental report discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered to the indemnitee by the Borrower and the guarantor in connection with the origination of the Mortgage Loan) (A) non-compliance with or violation of applicable environmental law (or permits issued pursuant to environmental law) in connection with the Mortgaged Property or operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the environmental indemnity agreement or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental law.
2	Gateway Net Lease Portfolio	(29) Mortgage Releases	The Borrowers are permitted to release individual Mortgaged Properties from the lien of the related security instruments, upon satisfaction of the REMIC requirements, with a prepayment of a portion of the Whole Loan in accordance with the Whole Loan documents, which includes,

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

without limitation, payment of a release price of 110% of the allocated loan amount and the yield maintenance premium, if applicable.
4	Starwood Capital Group Hotel Portfolio	(29) Mortgage Releases

The Borrowers are permitted to release individual Mortgaged Properties from the lien of the related security instruments, upon satisfaction of the REMIC requirements, with a prepayment of a portion of the Whole Loan in accordance with the Whole Loan documents, which includes, without limitation, payment of the Release Price (as defined below) and the yield maintenance premium, if applicable.

“Release Price” means the following amount: (i) if less than $57,727,000 has been prepaid, then 105% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (ii) if less than $86,590,500 has been prepaid, then 110% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (iii) if less than $115,454,000 has been prepaid, then 115% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released and (iv) (A) after $115,454,000 has been prepaid or (B) notwithstanding anything to the contrary, if such individual Mortgaged Property(ies) being released are to be conveyed to an affiliate of the Borrowers, their single purpose entity principal(s), any operating lessees or the guarantor, then the “Release Price” means in each case 120% of the allocated Whole Loan amount of each

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

such Mortgaged Property(ies) being released.

If the release of any Mortgaged Property causes the aggregate prepaid original Whole Loan amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” for such Mortgaged Property is required to equal the sum of (x) the portion of the allocated Whole Loan amount for such Mortgaged Property which is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the applicable percentage set forth in such clause and (y) the portion of the allocated Whole Loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage above.

4	Starwood Capital Group Hotel Portfolio	(30) Financial Reporting; Rent Rolls	The Mortgage Loan documents require unaudited annual financial statements prepared in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP on a combined basis as well as an individual Mortgaged Property basis.
25	Cincinnati Eastgate Holiday Inn	(30) Financial Reporting; Rent Rolls	The Mortgage Loan documents require monthly operating statements instead of quarterly operating statements.
1	245 Park Avenue	(31) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2015 expires or is otherwise not in effect, the Borrower is not required to spend more than an amount equal to two (2) times the amount of the insurance premium payable by the Borrower at such time for casualty and business interruption

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

insurance required under the Mortgage Loan agreement (without giving effect to the cost of the terrorism and earthquake components of such coverage) at the time that such terrorism coverage is excluded from the applicable policy (on a going forward basis after the statute expires or is otherwise no longer in effect for any reason and following expiration of the applicable terrorism insurance then in place).
6	211 Main Street	(31) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any subsequent statute, extension or reauthorization is no longer in effect or modified (in a manner that results in material increase in premiums) or there is a disruption in the terrorism insurance marketplace as the result of a terrorism event occurring on U.S. soil which results in a material increase in terrorism insurance premiums and provided that terrorism insurance is commercially available, then the Borrower is required to carry terrorism insurance throughout the term of the Whole Loan as required by the Whole Loan documents, but the Borrower is not required to pay annual premiums in excess of two (2) times the then-current property insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Whole Loan documents (without giving effect to the cost of terrorism and earthquake components of such policy) in order to obtain the terrorism coverage (but the Borrower is obligated to purchase the maximum amount of terrorism coverage

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

available with funds equal to the cap).
19	City Crossing	(31) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, the Borrower is required to carry terrorism insurance throughout the term of the loan as required by the loan documents, but is not required to spend more than two times the amount of the insurance premium that is payable at such time on a stand-alone basis in respect of the property and business interruption/rental loss insurance required by the Mortgage Loan documents (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
7	740 Madison	(33) Single-Purpose Entity	Prior to the origination date, the Borrower acted as a guarantor under a corporate credit facility related to the nonrecourse carve-out guarantor, and the Borrower was released from such obligations and liability as of the origination date of the Mortgage Loan.
12	Portola Hotel & Spa	(33) Single-Purpose Entity	In addition to the Mortgaged Property, the Borrower owns a leasehold interest in a 10,655 square-foot ballroom under a lease with the City of Monterey. The Mortgage Loan documents provide a loss carveout for any losses arising from the Borrower’s failure to comply with any covenants under the Mortgage Loan documents related to such lease. In addition, the Mortgage Loan documents provide that, if the Borrower or any of

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

its affiliates obtain fee title to all or any portion of the ballroom space, the Borrower will grant or cause such affiliate to grant the lender a security interest in the fee estate.
37	Royal Palm Square	(33) Single-Purpose Entity

The Mortgaged Property was previously secured by a loan that was securitized in MSC 2003-IQ5. The Borrower acquired the related promissory note in 2013 for approximately $3.3 million, resulting in an approximately $1.4 million loss to the trust that held the prior debt. The Borrower subsequently took ownership of the Mortgaged Property in June 2014 through a foreclosure on the prior debt.

The “backward-looking” representations and warranties in the Mortgage Loan documents exclude the prior ownership of the previous debt from such representations and warranties. The Borrower and the guarantor are liable for any losses associated with the previous ownership of the previous loan.

2	Gateway Net Lease Portfolio	(36) Ground Leases

The ground lease for the GoDaddy Mortgaged Property allows for amendments to the ground lease without the lender’s consent. The lender required that the Borrower include a special member in its organizational structure, and the special member’s consent is required for any amendments, modifications, terminations or surrender of the related ground lease.

The ground lease for the Sikorsky Mortgaged Property provides for a new lease in the event of a termination of the ground lease or rejection of the ground lease in a bankruptcy proceeding to the extent the rights of the leasehold mortgagee may be preserved only

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

through the issuance of a new lease.

The ground lease for the Hitachi Mortgaged Property, upon any termination of the ground lease by the ground lessee or rejection of the ground lease in a bankruptcy proceeding, either the leasehold mortgagee or the Borrower is entitled to a new ground lease on substantially the same terms for the remaining term of the ground lease.

The term of the ground lease for the Hitachi Mortgaged Property extends 16 years beyond the maturity date of the Mortgage Loan.

Under the ground leases for the Hitachi and Sikorsky Mortgaged Properties, only assignments to an acquiring or merging company are permitted without consent. The Borrowers have the right to mortgage their respective leasehold estates and foreclosures or deeds-in-lieu are permitted without the related ground lessor’s consent, provided that the related leasehold mortgagee delivers a written assumption of all of the related Borrower’s obligations and liabilities under the related ground lease.

The ground lease for the FedEx Mortgaged Property provides that the leasehold mortgagee is entitled to a new lease in the event of a termination of the ground lease, but the ground lease does not expressly address rejection of the lease in a bankruptcy proceeding.

The ground lease for the GoDaddy Mortgaged Property provides that the leasehold mortgagee is entitled to a new lease only in the event the leasehold mortgagee acquires title to the leasehold estate of Borrower. In addition, the

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

ground lease is silent with respect to a leasehold mortgagee holding and disbursing insurance proceeds. The Mortgage Loan documents require that the Borrower deposit and apply any insurance proceeds in accordance with the Mortgage Loan documents.
4	Starwood Capital Group Hotel Portfolio	(36) Ground Leases

The Hilton Garden Inn Edison Raritan Center Mortgaged Property is subject to a ground lease.

The ground lease is assignable to the lender without the consent of the landlord; however, in the event it is so assigned, it is not further assignable by the successors and assigns of the lender without the consent of the landlord.

The leasehold mortgagee is entitled to a new lease only in the event of a rejection of the ground lease in bankruptcy. As to any other termination of the ground lease, the lender is not entitled to a new lease. However, the lender is entitled to notice and cure rights, and the ground lessor has agreed that it will not terminate the ground lease without first having given the lender notice and opportunity to cure any defaults in accordance with the ground lease and estoppel.

9	iStar Leased Fee Portfolio	(36) Ground Leases	With respect to the iStar Leased Fee Portfolio – DoubleTree Seattle Airport Mortgaged Property, the ground lease on a portion of the Mortgaged Property expires on January 31, 2044, which is less than 20 years from the stated maturity date of the Mortgage Loan.
9	iStar Leased Fee Portfolio	(38) ARD Loan	The Mortgage Loan is interest only until the maturity date and will not substantially fully amortize over its

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

stated term. The maturity date of the Mortgage Loan is less than sixty (60) months following the Anticipated Repayment Date.
7	740 Madison	(38) ARD Loan	The Mortgage Loan is interest only until the Anticipated Repayment Date and will not substantially fully amortize over its stated term. The maturity date of the Mortgage Loan is less than sixty (60) months following the Anticipated Repayment Date.
1, 16, 33	245 Park Avenue, Faudree Ranch and Main Street Square	(39) Rent Rolls; Operating Histories	The operating histories and rent roll delivered at origination of the Mortgage Loan were not certified by the Borrower or guarantor. The Borrower did represent and warrant that the operating histories and rent roll delivered at origination were true and correct in all material respects as of the origination date in the Mortgage Loan agreement.
2, 12, 25	Gateway Net Lease Portfolio, Portola Hotel & Spa and Cincinnati Eastgate Holiday Inn	(39) Rent Rolls; Operating Histories	The operating histories delivered at origination of the Mortgage Loan were not certified by the Borrower or guarantor.
2	Gateway Net Lease Portfolio	(43) Environmental Conditions	The Borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation legal liability. The policy was issued by Great American E&S Insurance Company, with individual claim limits of $5 million, an aggregate claim limit of $35 million and a $50,000 deductible. The policy names the lender as an additional insured. The current policy has an expiration date of May 19, 2027.

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

4	Starwood Capital Group Hotel Portfolio	(43) Environmental Conditions	The Borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation legal liability in lieu of requiring any remediation work post-origination for the Hampton Inn Morehead and Hampton Inn Carlisle Mortgaged Properties. The policy was issued by Great American E&S Insurance Company, with individual and aggregate claim limits of $1 million and a $25,000 deductible. The policy names the lender as an additional insured. The current policy has an expiration date of May 22, 2030.
9	iStar Leased Fee Portfolio	(43) Environmental Conditions	The Borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation in connection with the recognized environmental condition at the DoubleTree Seattle Airport Mortgaged Property. The policy was issued by Great American E&S Insurance Company, with individual and aggregate claim limits of $2 million and a $25,000 self-insured retention. The current policy has an expiration date of March 30, 2030.
6	211 Main Street	(43) Environmental Conditions	The Borrower was required to obtain an environmental insurance policy against claims for pollution and remediation legal liability in lieu of requiring the guarantor to provide environmental indemnity. The policy was issued by Zurich American Insurance Company, with individual and aggregate claim limits of $5 million and a $50,000 deductible. The policy names the lender as an additional insured. The current policy has an expiration date of March

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

28, 2026.
12	Portola Hotel & Spa	(43) Environmental Conditions	The ESA disclosed that historical operations conducted at the Mortgaged Property include a laundry and machine shop on the west side of the Mortgaged Property in 1905, printing activities on the eastern portion of the Mortgaged Property in the 1905 and 1912 fire insurance maps and a cleaner on the eastern portion of the Mortgaged Property in the 1926 map. In addition, the ESA noted that a gas station associated with a former parking garage/automotive repair structure was identified in 1943 through 1962 fire insurance maps on the northeast corner of the Mortgaged Property that is currently used as a parking area. The ESA stated that no documentation regarding former tank removal or the results of subsurface investigations conducted on the Mortgaged Property had been provided for review at the time of the ESA and, accordingly, recommended that a limited subsurface investigation be conducted to determine whether the historical uses have impacted the Mortgaged Property. Ultimately, however, the lender did not require the Borrower to order a Phase II report in connection with the above findings because of the remoteness of the foregoing historic uses. At origination, the lender instead obtained from the Borrower a worst case scenario letter indicating a worst case remediation cost of approximately $400,000, which would be covered by the standard environmental indemnity.
1, 2, 4, 6, 7,	245 Park Avenue, Gateway Net	(47) Cross-	The Mortgage Loan is cross-collateralized and cross-defaulted with

Schedule D-1 to Exhibit D

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

9	Lease Portfolio, Starwood Capital Group Hotel Portfolio, 211 Main Street, 740 Madison and iStar Leased Fee Portfolio	Collateralization	the related Companion Loans.

Schedule D-1 to Exhibit D

SCHEDULE D-2 TO EXHIBIT D

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

Annex A-1 ID#	Mortgage Loan

2	Gateway Net Lease Portfolio

6	211 Main Street

4.26	Starwood Capital Group Hotel Portfolio – Hampton Inn Morehead

4.29	Starwood Capital Group Hotel Portfolio – Hampton Inn Carlisle

9.02	iStar Leased Fee Portfolio – DoubleTree Seattle Airport

Schedule D-4 to Exhibit D

EXHIBIT E

FORM OF CERTIFICATE OF AN OFFICER OF THE MORTGAGE LOAN SELLER

Certificate of Officer of JPMorgan Chase Bank, National Association

I, _________________________, a _________________________ of JPMorgan Chase Bank, National Association (the “Mortgage Loan Seller”), hereby certify as follows:

1.          The Mortgage Loan Seller is a national banking association duly organized and validly existing under the laws of the United States of America.

2.          Attached hereto as Exhibit A are true and correct copies of the Articles of Association and By-Laws, which are on the date hereof in full force and effect.

3.          Attached hereto as Exhibit B is a certificate of the Comptroller of the Currency with respect to the good standing of the Mortgage Loan Seller.

4.          Attached hereto as Exhibit C are true and correct copies of resolutions that were adopted by the directors of the Mortgage Loan Seller.

5.          To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Mortgage Loan Seller are pending or contemplated.

6.          Each person listed below is and has been a duly elected and qualified officer or authorized signatory of the Mortgage Loan Seller and his or her genuine signature is set forth opposite his or her name:

Name	Office	Signature

7.          Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated and effective June 14, 2017 (the “Purchase Agreement”), between the Mortgage Loan Seller and Deutsche Mortgage & Asset Receiving Corporation (the “Purchaser”), and providing for the purchase of the Mortgage Loans by the Purchaser from the Mortgage Loan Seller, and/or the Indemnification Agreement, dated as of June 14, 2017, among the Mortgage Loan Seller, the Purchaser and the Principals, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

E-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of June [ ], 2017.

By:
Name:
Title:

I, [name], [title], hereby certify that ____________________________ is a duly elected or appointed, as the case may be, qualified and acting ____________________________ of the Mortgage Loan Seller and that the signature appearing above is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of June [ ], 2017.

By:
Name:
Title:

E-2

EXHIBIT F

BILL OF SALE

1.          Parties. The parties to this Bill of Sale are the following:

Mortgage Loan Seller:	JPMorgan Chase Bank, National Association
Purchaser:	Deutsche Mortgage & Asset Receiving Corporation

2.          Sale. For value received, the Mortgage Loan Seller hereby conveys to the Purchaser, and without limiting Section 4(a) of the Mortgage Loan Purchase Agreement, dated and effective June 14, 2017 (the “Mortgage Loan Purchase Agreement”), between the Purchaser and the Mortgage Loan Seller, without recourse, all right, title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans identified on Exhibit A (the “Mortgage Loan Schedule”) to the Mortgage Loan Purchase Agreement and all of the following property:

(a)          All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto due and payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

(b)          All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

(c)          All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

3.          Purchase Price. The par amount equal to $[       ] plus accrued interest (exclusive of the Mortgage Loan Seller’s share of the costs set forth in Section 9 of the Mortgage Loan Purchase Agreement and subject to certain adjustments pursuant to the MOU.

4.          Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

F-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on the Closing Date (as defined in the Mortgage Loan Purchase Agreement).

SELLER:	JPMorgan Chase Bank, National Association

By:
Name:
Title:

PURCHASER:	DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

F-2